The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration File No.: 333-204039
SUBJECT TO COMPLETION, DATED MAY 11, 2015
Prospectus Supplement to Prospectus dated May 11, 2015.
$800,000,000

CNO Financial Group, Inc.
$            % Senior Notes due 2020
$            % Senior Notes due 2025

CNO Financial Group, Inc., a Delaware corporation (“CNO”), is offering $          aggregate principal amount of       % senior notes due 2020 (the “2020 Notes”) and $          aggregate principal amount of       % senior notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”). The 2020 Notes will mature on            , 2020, and the 2025 Notes will mature on            , 2025. CNO will pay interest on the Notes on                  and                  of each year, commencing on            , 2015. The Notes will be issued only in denominations of  $2,000 and integral multiples of $1,000. CNO may redeem some or all of the 2020 Notes at any time or from time to time at a “make-whole” redemption price plus accrued and unpaid interest. Prior to            , 2025 (three months prior to the maturity date of the 2025 Notes), CNO may redeem some or all of the 2025 Notes at any time or from time to time at a “make-whole” redemption price plus accrued and unpaid interest. On and after            , 2025 (three months prior to the maturity date of the 2025 Notes), CNO may redeem some or all of the 2025 Notes at any time or from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest. See “Description of the Notes — Optional Redemption.”
The Notes will be CNO’s senior unsecured obligations and will rank equally with CNO’s other senior unsecured and unsubordinated debt from time to time outstanding. The Notes will rank effectively subordinated to all of CNO’s future indebtedness that is secured, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of CNO’s subsidiaries.
See “Risk Factors” beginning on page S-18 to read about important factors you should consider before buying the Notes.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per 2020 Note	Per 2025 Note	Total
Public offering price	%	%	$
Underwriting discount and commissions*	%	%	$
Proceeds, before expenses, to CNO	%	%	$

*
We refer you to the “Underwriting” section beginning on page S-60 of this prospectus supplement for additional information regarding underwriting compensation.

The initial public offering price set forth above does not include accrued interest, if any. Interest on such series of Notes will accrue from            , 2015 and must be paid by the purchasers if such Notes are delivered after            , 2015.
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company against payment in New York, New York on            , 2015.
Joint Book-Running Managers
Goldman, Sachs & Co. RBC Capital Markets
Co-Managers
Barclays	KeyBanc Capital Markets	Morgan Stanley

Prospectus Supplement dated            , 2015.

Prospectus Supplement
Prospectus
S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized anyone else to provide you with different or additional information or make any representation other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
About This Prospectus Supplement
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, references in this prospectus supplement to:
•
“CNO” or the “holding company” refer only to CNO Financial Group, Inc. on an unconsolidated basis. Prior to its name change in May 2010, CNO was formerly known as Conseco, Inc., a Delaware corporation. CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with our bankruptcy reorganization which became effective on September 10, 2003 (the “Effective Date”); and

•
“CNO Financial Group,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor and its subsidiaries on a consolidated basis.

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of securities. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Presentation of Financial Data; Non-GAAP Financial Measures
Unless otherwise specified, the financial data for the Company (other than statutory data) included or incorporated by reference in this prospectus supplement has been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The statutory data included or incorporated by reference in this prospectus supplement has been derived from the statements filed by our insurance subsidiaries with regulatory authorities and prepared in accordance with statutory accounting practices, which vary in certain respects from GAAP. In addition, where so indicated in this prospectus supplement, we have used certain financial measures that are not calculated in accordance with GAAP to assess the financial performance of the Company, including EBIT, net operating income and debt to total capital ratio (excluding accumulated other comprehensive income). We use such non-GAAP financial measures because we believe that they are meaningful measures of the Company’s performance. Our method of calculating these non-GAAP financial measures may differ from the methods used by other companies and, as a result, the non-GAAP financial measures presented in this prospectus supplement may not be comparable to other similarly titled measures disclosed by other companies. See “Summary — Summary Historical Consolidated Financial and Operating Data.”
Prior to 2014, we managed our business through the following four operating segments and corporate operations: Bankers Life, Washington National and Colonial Penn, each of which were defined on the basis of product distribution, Other CNO Business, which was comprised primarily of products we no longer sell actively; and corporate operations, which was comprised of holding company activities and certain noninsurance company businesses. As a result of the sale of Conseco Life Insurance Company (“CLIC”) to Wilton Reassurance Company (“Wilton Re”) which was completed on July 1, 2014, and the coinsurance
S-ii

agreements to cede certain long-term care business effective December 31, 2013 (as further described in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated herein by reference), we have changed the manner in which we disaggregate our operations for making operating decisions and assessing performance as follows:
With respect to periods prior to 2014:
•
the results of the Washington National segment have been adjusted to include the results of the business in the Other CNO Business segment that were retained;

•
the results of the Other CNO Business segment have been adjusted to include only the long-term care business that was ceded effective December 31, 2013 and the overhead expense of CLIC that has continued, and is expected to continue, after the completion of the sale; and

•
the CLIC business that was sold was excluded from our analysis of business segment results.

With respect to periods beginning on January 1, 2014:
•
the overhead expense of CLIC that has continued, and is expected to continue, after the completion of the sale has been reallocated primarily to the Bankers Life and Washington National segments;

•
there is no longer an Other CNO Business segment; and

•
the CLIC business that was sold was excluded from our analysis of business segment results.

Additionally, with respect to periods after the completion of the sale of CLIC on July 1, 2014:
•
the Bankers Life segment includes the results of certain life insurance business that was recaptured from Wilton Re in connection with the sale of CLIC; and

•
the revenues and expenses associated with a transition services agreement and a special support services agreement with Wilton Re are included in our non-operating earnings. Under such agreements, we will receive $30.0 million in the twelve months ending June 30, 2015 (the first anniversary of the CLIC sale and recapture) and $20.0 million in the twelve months ending June 30, 2016 (the second anniversary of the CLIC sale and recapture). In addition, certain services will continue to be provided in the three years ending June 30, 2019 for an annual fee of $0.2 million. The income we receive from these services agreements will offset certain of our overhead costs. If we are not successful in reducing our overhead costs to the same extent as the reduction in fees to be received from Wilton Re over the period of the agreements, our results of operations will be adversely affected.

Effective January 1, 2015, we changed our definition of operating income to exclude the impact of fair market value changes related to the agent deferred compensation plan, since such impacts are not indicative of our ongoing business and trends in our business. Prior periods discussed under “Summary —  Summary Historical Consolidated Financial and Operating Data” have been revised to conform to our current presentation. There was no impact on operating income in the first three months of 2014 or 2015. Net income (loss) is not impacted by this change.
For more information, see the section entitled “Summary — Summary Historical Consolidated Financial and Operating Data” included in this prospectus supplement as well as the information set forth under “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s consolidated financial statements and related notes thereto incorporated by reference into this prospectus supplement.
S-iii

Industry and Market Data
We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus supplement and the documents incorporated by reference regarding our industry and our position in the industry based on estimates made from our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus supplement. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included in, or incorporated by reference into, this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. We cannot, and the underwriters cannot, guarantee the accuracy or completeness of any such information.
Where You Can Find More Information
CNO files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the New York Stock Exchange (the “NYSE”) under the symbol “CNO.” These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 with respect to the Notes and certain other securities. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, reference is made to the registration statement and to the exhibits. Statements in this prospectus supplement about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.
Incorporation of Certain Information by Reference
In this prospectus supplement, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus supplement, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus supplement updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus supplement and until the settlement of the offering of the Notes:
•
Annual Report on Form 10-K for the year ended December 31, 2014 (including portions of our Definitive Proxy Statement on Schedule 14A filed on March 26, 2015 that are incorporated by reference into Part III of our 2014 Form 10-K);

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

•
Current Reports on Form 8-K filed on March 12, 2015, May 6, 2015 (excluding Item 7.01 and related Exhibit 99.1) and May 11, 2015.

S-iv

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (317) 817-2893. You may also obtain the documents incorporated by reference into this prospectus supplement as of the date hereof at CNO’s website, www.cnoinc.com. All other information contained on or accessible through CNO’s website is not a part of this document.
S-v

Forward-Looking Statements
Our statements, trend analyses and other information contained in this prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlook” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
•
changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products;

•
expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products;

•
general economic, market and political conditions, including the performance of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

•
the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

•
our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

•
our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

•
the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

•
mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products;

•
changes in our assumptions related to deferred acquisition costs or the present value of future profits;

•
the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

•
our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

•
changes in accounting principles and the interpretation thereof;

•
our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

•
our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems;

S-vi

•
performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges);

•
our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

•
our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

•
our ability to maintain effective controls over financial reporting;

•
our ability to continue to recruit and retain productive agents and distribution partners;

•
customer response to new products, distribution channels and marketing initiatives;

•
our ability to achieve additional upgrades of our financial strength ratings and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

•
regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products;

•
changes in the U.S. federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

•
availability and effectiveness of reinsurance arrangements, as well as any defaults or failure of reinsurers to perform;

•
the performance of third party service providers and potential difficulties arising from outsourcing arrangements;

•
the growth rate of sales, collected premiums, annuity deposits and assets;

•
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

•
events of terrorism, cyber-attacks, natural disasters or other catastrophic events, including losses from a disease pandemic;

•
ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;

•
completion of this offering and the Concurrent Transactions (as defined herein); and

•
the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.
S-vii

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and therefore is not complete and does not contain all the information that you should consider before investing in the Notes. You should read this entire document carefully, including the information under the heading “Risk Factors” and the other information included in, or incorporated by reference into, this prospectus supplement, including our financial statements and related notes, before making an investment decision. See “Incorporation of Certain Information by Reference.”
CNO Financial Group
CNO is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through three distribution channels: career agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing. Our subsidiaries generate strong free cash flow and we benefit from recurring revenues. As of March 31, 2015, we had over 3 million insurance policies in force and a $25.5 billion investment portfolio, which provide recurring premiums and investment income, respectively. CNO is a publicly listed company (NYSE: CNO) and had a market capitalization of  $3.4 billion as of March 31, 2015.
For the twelve months ended March 31, 2015, we had $4.0 billion of revenues, $277.1 million of net operating income, $369.1 million of statutory net gains from operations before net realized capital gains and $332.2 million of net income and $471.7 million of EBIT. See “— Summary Historical Consolidated Financial and Operating Data” for the calculation of data for the twelve months ended March 31, 2015 and a reconciliation of net operating income and EBIT to net income. At March 31, 2015, we had a debt to total capital ratio (excluding accumulated other comprehensive income) of 16.9%. On an as adjusted basis to give effect to this offering and the Concurrent Transactions, our debt to total capital ratio (excluding accumulated other comprehensive income) at March 31, 2015 would have been approximately 19.2%.
Segments
Our three insurance segments include Bankers Life, Washington National and Colonial Penn. The following chart sets forth the percentages of our premiums collected during the twelve months ended March 31, 2015 by segment:
Premiums Collected By Segment(1)

7%
19%
74%
Bankers Life
Washington National
Colonial Penn

(1)
Represents premiums collected in cash during the period. Premiums collected are generally recognized in revenue over the period covered by the policy, except for premiums collected on universal life and investment contracts which are considered deposits and are not included in revenue. Excludes $35.0 million of premiums collected related to the business of CLIC prior to it being sold on July 1, 2014.

Our three insurance segments are described below:
•
Bankers Life (65% of our revenues for the twelve months ended March 31, 2015) markets and distributes Medicare supplement insurance, interest-sensitive life insurance, traditional life insurance, fixed annuities and long-term care insurance products to the middle-income senior market through a dedicated field force of career agents and sales managers supported by a network of community-based sales offices. The Bankers Life segment includes primarily the business of Bankers Life and Casualty Company. Bankers Life also has various distribution and marketing agreements with other insurance companies to use Bankers Life’s career agents to distribute Medicare Advantage and Medicare Part D prescription drug plan products in exchange for a fee. At March 31, 2015, Bankers Life had approximately 5,000 producing agents, up 7% from December 31, 2012.

•
Washington National (22% of our revenues for the twelve months ended March 31, 2015) markets and distributes supplemental health (including specified disease, accident and hospital indemnity insurance products) and life insurance to middle-income consumers at home and at the worksite. These products are marketed through Performance Matters Associates of Texas, Inc. (“PMA”), a wholly owned subsidiary of CNO, and through independent marketing organizations and insurance agencies including worksite marketing. The products being marketed are underwritten by Washington National Insurance Company. This segment’s business also includes certain closed blocks of annuities and Medicare supplement policies which are no longer being actively marketed by this segment and were primarily issued or acquired by Washington National Insurance Company. At March 31, 2015, PMA had approximately 800 producing agents, up 20% from December 31, 2012.

•
Colonial Penn (7% of our revenues for the twelve months ended March 31, 2015) markets primarily graded benefit and simplified issue life insurance directly to customers in the middle-income senior market through television advertising, direct mail, the internet and telemarketing. The Colonial Penn segment includes primarily the business of Colonial Penn Life Insurance Company.

Products and Services
Our primary products include various health insurance, annuity and life insurance products. The following chart sets forth the percentages of our premiums collected during the twelve months ended March 31, 2015 by product:
Premiums Collected by Product(1)

21%
23%
56%
Health Insurance
Annuities
Life Insurance

(1)
Excludes $35.0 million of premiums collected related to the business of CLIC prior to it being sold on July 1, 2014.

Our health insurance products are primarily comprised of:
•
Medicare supplement policies:   Medicare supplement policies provide coverage for various hospital and medical expenses that are not covered under the federal Medicare program, such as deductibles, coinsurance costs and specified losses which exceed the federal program’s maximum benefits. We primarily markets the policies with a focus on individuals who have recently become eligible for Medicare by reaching the age of 65.

•
Long-term care policies:   Long-term care products provide coverage, within prescribed limits, for nursing homes, home healthcare, or a combination of both.

•
Supplemental health products:   Supplemental health products primarily provide fixed or limited health benefits related to specified disease, accident and hospital indemnity insurance products.

Our annuity products are primarily comprised of:
•
Fixed index annuities:   The account value of these annuities is credited in an amount that is based on changes in a particular index during a specified period of time. These products have guaranteed minimum cash surrender values, regardless of actual index performance and the resulting index-based interest credit applied.

•
Other fixed interest annuities:   Other fixed interest annuities products include fixed rate single-premium fixed interest annuities (“SPDAs”), flexible premium fixed interest annuities and single-premium immediate annuities.

Our life insurance products are primarily comprised of:
•
Interest-sensitive life products:   Interest-sensitive life products include universal life and other interest-sensitive life products that provide life insurance with adjustable rates of return related to current interest rates.

•
Traditional Life Products:   We offer traditional life insurance products, including whole life, graded benefit life, term life and single premium whole life products.

Competitive Strengths
We believe our competitive strengths have enabled and will continue to enable us to capitalize on the opportunities in our target markets. These strengths include the following:
Attractive Market Position in Growing and Underserved Middle-Income Senior Market
Our Bankers Life segment is one of the leading national providers of life and health insurance products focused primarily on the middle-income senior market. We believe that the middle-income senior market segment of the insurance industry is underserved relative to other insurance markets, and our presence in this market provides certain competitive advantages. We are a scale provider in this market segment, as demonstrated by the most recently published report on Medicare supplement insurance by the National Association of Insurance Commissioners (the “NAIC”), in which CNO’s insurance subsidiaries, as a group, ranked fifth in direct premiums earned from Medicare supplement insurance in 2014.
Based on figures from the U.S. Census Bureau released in 2015, current demographic trends indicate that the senior market will continue to grow (the percentage of the U.S. population aged 65 and older is projected to increase by 60% between 2014 and 2030), and we believe our focus on seniors will provide us with a significant opportunity to increase our share of this market, as we believe we are one of only a few companies currently focused on addressing the savings and protection needs of this demographic group.
Alignment of Business Model with Target Market
We effectively align our business model with our target market. Our middle-income senior target market has basic insurance needs, which require a trained distribution force to deliver these products. We have expertise across the middle-income market products of this target market and have access to consumers across multiple channels. We offer products with an agent through the retail channel, without an agent through direct marketing and at work through worksite marketing. The combination of a growing target market, product expertise and broad distribution capabilities create a business model that would be difficult to replicate.
Diversified Product Mix Focused on Protection Needs
We are focused on delivering a diversified set of basic products focused on protection needs that allow us to create a balanced risk profile. These products include health coverage, including Medicare supplement, Medicare Advantage and Medicare Part D products and long-term care insurance, as well as selected life and annuity products, that are important to the financial well-being of seniors. Our diversified product mix balances interest rate risk with a product profile that has shorter duration mortality and morbidity insurance.
Experienced Management with a Proven Track Record
We benefit from a highly-skilled management team with strong leadership. We have made significant changes to our management team in recent years and it has been strengthened by the addition of many experienced industry executives, led by Edward J. Bonach, who assumed his current role as Chief Executive Officer in October 2011, following a highly successful tenure as Chief Financial Officer where he was instrumental in stabilizing our performance. Concurrently with Mr. Bonach’s move to Chief Executive Officer, Scott R. Perry was promoted to Chief Business Officer. Frederick J. Crawford joined CNO as Chief Financial Officer in January 2012 and Bruce Baude joined as Chief Operations and Technology Officer in July 2012.
Our management team has taken a number of measures in recent years to strengthen the Company and our operations and reduce risk, including:
•
reducing risk and volatility through the sale of CLIC, encompassing $3.2 billion of interest-sensitive, traditional life and annuity reserves;

•
reinsuring a closed block of long-term care policies with $495.0 million of reserves;

•
reducing risk through the separation of a closed block of long-term care policies with insurance liabilities of  $3.0 billion;

•
entering into a comprehensive agreement with a leading provider of information technology and related services, forming a partnership that is expected to accelerate our core IT process improvements and enable more rapid innovation; and

•
completing several reinsurance transactions designed to reduce risk and improve capitalization including the sale of a $2.8 billion annuity block and reinsurance of a block of life insurance policies with insurance liabilities of  $457.0 million.

Credit Strengths
Strong and Stable Cash Generation of Insurance Subsidiaries
CNO’s insurance subsidiaries have historically generated strong free cash flow available for distribution to CNO. Our management believes there are several reasons why our business is capital efficient and is well-positioned to provide strong free cash flow:
•
mix of insurance products with relatively moderate protection benefits and capital needs means that new business generation does not impose significant cash flow strain;

•
the exclusive nature of our distribution enables us to actively manage the margins and persistency of our inforce insurance business; and

•
our cash flows benefit from reduced cash tax payments due to significant net operating loss carryforwards totaling $2.9 billion as of March 31, 2015.

Our insurance subsidiaries’ statutory earnings power was $495.7 million, $504.1 million and $538.3 million during the years ended December 31, 2012, 2013 and 2014, respectively, and $517.1 million during the twelve months ended March 31, 2015. Our insurance subsidiaries use their statutory earnings power to generate cash to CNO. During the years ended December 31, 2012, 2013 and 2014 and the twelve months ended March 31, 2015, our insurance subsidiaries provided 85%, 74%, 61% and 69%, respectively, of their statutory earnings power to CNO. Our insurance subsidiaries’ statutory earnings power and cash percentage paid to CNO are summarized in the table below (dollars in millions):
	Year ended December 31,			Twelve months ended March 31, 2015
	2012	2013	2014
Statutory net gain from operations before net realized capital gains and before fees and interest to CNO (statutory earnings power)	$495.7	$504.1	$538.3	$517.1
Less fees and interest to CNO	(158.3)	(136.6)	(155.8)	(148.0)
Statutory net gain from operations before net realized capital gains	337.4	367.5	382.5	369.1
Dividends to CNO, net of contributions	(265.0)	(236.8)	(174.0)	(209.5)
Net gain from operations retained in insurance subsidiaries	$72.4	$130.7	$208.5	$159.6
Percent of statutory earnings power paid to CNO	85%	74%	61%	69%
Our insurance subsidiaries provide cash to CNO in three ways:
•
dividends;

•
interest on surplus debentures; and

•
management fees under authorized affiliate services agreements.

The payment of dividends to CNO and the payment of surplus debenture interest on the $160.0 million surplus debenture issued by Colonial Penn Life Insurance Company require prior regulatory approval. Dividends and other payments from our non-insurance subsidiaries, including 40|86 Advisors and CNO Services, LLC, to CNO or CDOC, Inc. (“CDOC”) (our wholly owned subsidiary and the immediate parent of Washington National Insurance Company and Conseco Life Insurance Company of Texas (“Conseco Life of Texas”)) do not require approval by any regulatory authority or other third party. However, insurance regulators may prohibit payments by our insurance subsidiaries to parent companies if they determine that such payments could be adverse to our policyholders or contract holders. Interest payments on the $750.0 million of surplus debentures issued by Conseco Life of Texas do not require further regulatory approval, provided the risk-based capital (“RBC”) ratio of Conseco Life of Texas exceeds 100%. The payment of these management fees does not require further regulatory approval.
Strong Capital Adequacy of Bankers Life, Colonial Penn and Washington National
The ability of our insurance subsidiaries to make dividend payments to CNO is determined largely by regulatory capital adequacy.
The regulatory capital adequacy of an insurance company is measured by its RBC ratio, which is calculated by dividing the insurer’s Total Adjusted Capital by its “Company Action Level RBC”, a minimum, formula-based capital requirement set by the NAIC. The RBC formulas take into account the insurer’s asset, market and credit risks, underwriting and pricing risks, the risk that the returns from assets are not aligned with the requirements of the company’s liabilities and general business risk. See “Business of CNO — Governmental Regulation” in our Form 10-K for the year ended December 31, 2014 incorporated by reference.
As of March 31, 2015, the individual Total Adjusted Capital of our subsidiaries, Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company, which are actively writing new business, was significantly in excess of the levels that would prompt regulatory action under the insurance laws of their respective jurisdictions. Total Adjusted Capital and RBC are calculated annually by insurers as of December 31 of each year.

High Quality Investment Portfolio
Our investment portfolio is primarily comprised of high quality fixed maturity securities with minimal exposure to the equity markets. At March 31, 2015, the investment portfolio was in a $2.5 billion net unrealized gain position. Approximately 83% of the investment portfolio was comprised of fixed maturity securities (of which, approximately 88% of the fixed maturity securities were investment grade). Structured securities, consisting of primarily residential mortgage-backed securities, commercial mortgage-backed securities, and collateralized debt obligations, collectively represented 21% of our fixed maturity securities at March 31, 2015. At March 31, 2015, the market value of the Company’s below-investment grade structured securities was $1.3 billion, or 6% of the Company’s structured securities portfolio. Commercial mortgage loans constituted 7% of the total investment portfolio. We believe our commercial mortgage loan portfolio is well diversified geographically and by property type. The remaining 10% of the investment portfolio was comprised of trading securities, investments held by variable interest entities, equity securities, policy loans and other invested assets.
In addition to monitoring the overall quality of the general account, CNO also actively manages interest rate risk through asset liability management strategies. Our asset and liability management strategies target tight duration management with less than half a year tolerances across all product portfolios. CNO’s strategies realize diversification benefits with non-interest sensitive products and a stable liquidity profile with small policies and exclusive distribution.
Strong and Stable Credit Profile; Positive Ratings Momentum
CNO has made clear progress in enhancing its credit profile over the last several years. CNO has increased the holding company liquidity to approximately $311.0 million as of March 31, 2015. CNO has reduced the debt to total capital ratio (excluding accumulated other comprehensive income), to 16.9% at March 31, 2015. The consolidated RBC ratio of CNO’s insurance subsidiaries of 428% and adjusted statutory capital of  $1.87 billion as of March 31, 2015 have improved from 358% and $1.75 billion, respectively as of December 31, 2011.
CNO’s progress has been recognized by the ratings agencies, with 10 upgrades in aggregate since the beginning of 2012 from Standard & Poor’s Corporation (“S&P”), Moody’s Investor Services, Inc. (“Moody’s”), Fitch Ratings (“Fitch”) and A.M Best Company (“A.M. Best”). Moody’s upgraded our issuer credit and senior secured credit rating from Ba3 to Ba2 on March 27, 2014, and the outlook for these ratings is positive. Fitch upgraded our issuer credit and senior secured debt ratings from BB to BB+ on May 5, 2014, and the outlook for these ratings is positive. S&P upgraded our issuer credit and senior secured credit rating from BB to BB+ on July 2, 2014, and the outlook for these ratings is stable. Further, on August 14, 2014, A.M. Best upgraded our issuer credit and senior secured debt ratings from bb to bb+, and the outlook for these ratings is positive.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Our Strategic Direction
Our mission is to be the recognized market leader in providing financial security for the protection and retirement needs of middle-income American working families and retirees. Our strategic plans are focused on continuing to grow and deliver long-term value for all our stakeholders. Specifically, we plan to focus on the following priorities:
Growth
•
Continue to expand our reach to serve middle-income Americans.

•
Capitalize on increased opportunities to grow sales.

•
Continue to increase the productivity and size of our agent force.

Further enhance the customer experience
•
Continue with initiatives that make it easier for our customers to do business with us.

Increase profitability and return on equity
•
Maintain our strong capital position.

•
Maintain favorable financial metrics.

•
Continue to increase our return on equity.

Effectively manage risk and deploy capital
•
Further invest in growing our business organically, while seeking strategic acquisitions.

•
Continue to cost effectively repurchase our common stock.

•
Maintain a competitive dividend payout ratio.

Invest in our business and talent
•
Improve our business over the long-term through ongoing financial commitments.

•
Continue to provide our associates with new assignments and developmental opportunities.

•
Develop future leaders through our leadership development program.

Holding Company Cash Sources and Uses
We are organized in a holding company structure, as is typical for insurance companies. Business activities are conducted by our insurance subsidiaries, while corporate debt is serviced at the holding company level. The holding company, CNO, has three primary sources of cash: intercompany dividends, interest on internal debt and management fees from subsidiaries. CNO also generates some investment income.
Dividends from unregulated subsidiaries are unrestricted, while those from our insurance subsidiaries require approval from state insurance regulators. See the information set forth under “— Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations — Liquidity of the Holding Companies” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014.
Our wholly owned subsidiary, CDOC, is also a holding company. CDOC holds surplus debentures issued by its wholly owned subsidiary, Conseco Life of Texas, in the aggregate principal amount of  $750.0 million. The surplus debentures mature on December 31, 2030 and pay interest at a rate equal to the greater of  (i) LIBOR plus 400 basis points or (ii) 6.5%. These interest payments do not require additional regulatory approval (provided the RBC ratio of Conseco Life of Texas exceeds 100%), but they do require prior written notice to the applicable regulator prior to each payment. The RBC ratio of Conseco Life of Texas was 369% at March 31, 2015. CDOC also holds a $160.0 million surplus debenture issued by Colonial Penn Life Insurance Company, which matures on December 31, 2036 and pays interest at a rate of LIBOR plus 400 basis points. The payment of interest on the Colonial Penn Life Insurance Company surplus debenture requires prior approval of the applicable insurance regulator.
CNO and its unregulated subsidiaries also receive regular, contractually-set management fees for services rendered from the insurance subsidiaries. The terms of these management contracts were approved by regulators and the payment of fees pursuant to the contracts does not require further regulatory approval.
The primary expenses of CNO are interest on indebtedness and corporate overhead. The insurance subsidiaries have no outstanding third party indebtedness, except for borrowings related to investment transactions.

The table below shows the sources of cash held by the holding company, CNO, and the uses for such cash (dollars in millions):
	Year ended December 31,			Twelve months ended March 31, 2015
	2012	2013	2014
Sources of holding company cash:
Dividends from our insurance subsidiaries	$265.0	$236.8	$174.0(b)	$209.5(b)
Dividends from our non-insurance subsidiaries	6.0	6.1	9.5	4.5
Surplus debenture interest	58.9	63.7	63.3	63.3
Administrative services and investment management fees (net of costs to provide such service)	99.4	72.9	92.5	84.7
Interest/earnings on corporate investments	28.5	18.5	20.4	18.6
Issuance of notes payable, net	944.5	––	––	––
Proceeds from CLIC Sale	––	––	231.0	231.0
Total sources of cash available to service our debt and other obligations	1,402.3	398.0	590.7	611.6
Uses of holding company cash:
Debt service commitments of CNO:
Interest payments	63.9	44.8	37.8	37.2
Principal payments under the:
Senior Health Note due November 12, 2013	50.0	––	––	––
Existing Senior Secured Credit Agreement	30.4	63.1	59.4	66.7
7.0% Senior Convertible Debentures due 2016(c)	355.1	135.4	3.7	3.7
9.0% Senior Secured Notes due 2018(d)	323.0	––	––	––
Previous Senior Credit Facility(e)	255.2	––	––	––
Financing Costs	22.0	8.7	––	––
Payments to repurchase common stock and warrants	180.2	118.4	376.5	425.0
Common stock dividends paid	13.9	24.3	51.0	49.8
Corporate expenses and other	17.5	3.8	22.9	20.8
Total uses of cash	1,311.2	398.5	551.3	603.2
Non-cash changes in investment balances	(0.3)	15.9	(3.8)	(3.5)
Net increase in cash and investment balances	90.8	15.4	35.6	4.9
Cash and investment balances, beginning of period	202.8(a)	293.6	309.0	306.1
Cash and investment balances, end of period	$293.6	$309.0	$344.6	$311.0

(a)
Amount for 2012 is net of  $26.0 million accrued from contribution to certain subsidiaries in 2011.

(b)
Amounts for 2014 and the twelve months ended March 31, 2015 are net of a $28.0 million capital contribution to Bankers Life and Casualty Company to fund the recapture of a block of life insurance.

(c)
On May 30, 2014, we repurchased the remaining $3.5 million principal amount of the 7.0% Senior Convertible Debentures due 2016 for a purchase price of  $3.7 million.

(d)
On September 28, 2012, we repurchased $273.8 million aggregate principal amount of the 9.0% Senior Secured Notes due 2018 for a purchase price of  $326.3 million. On October 29, 2012, the remaining $1.2 million aggregate principal amount of the 9.0% Senior Secured Notes due 2018 were redeemed.

(e)
In 2012, we made mandatory prepayments of  $31.4 million on our previous senior credit facility due to repurchases of our common stock and payment of a common stock dividend, as required under the terms of our previous senior credit facility, and then in September 2012, we repaid the remaining $223.8 million principal amount outstanding under our previous senior credit facility.

Concurrent Transactions
Concurrently with this offering, we expect to consummate the following transactions, which we refer to collectively as the “Concurrent Transactions”:
•
the entry into, and a $100.0 million drawdown under, the New Revolving Credit Agreement (as defined below) and the repayment in full of all borrowings under our existing credit agreement, dated as of September 28, 2012 (as amended through the date hereof, the “Existing Senior Secured Credit Agreement”); and

•
the redemption of all the outstanding 6.375% Senior Secured Notes due 2020 (the “Existing Senior Secured Notes”), which currently totals $275.0 million in aggregate principal amount, and the satisfaction and discharge of all such Existing Senior Secured Notes concurrently with the closing of this offering.

Each of these transactions is described in greater detail below. See also “Use of Proceeds.”
New Revolving Credit Agreement
Concurrently with the closing of this offering, we expect to enter into a $150.0 million four-year unsecured revolving credit facility (the “New Revolving Credit Agreement”), and to repay all amounts outstanding under our Existing Senior Secured Credit Agreement, which are approximately $502.0 million in the aggregate. Borrowings under the New Revolving Credit Agreement will not be guaranteed by any of our subsidiaries. See “Description of Other Indebtedness” for a more detailed description of the terms of the New Revolving Credit Agreement. The consummation of this offering will occur concurrently with, and is conditioned upon, the drawdown under the New Revolving Credit Agreement.
Redemption of the Existing Senior Secured Notes
On May 11, 2015, we issued to the holders of our Existing Senior Secured Notes a conditional notice of redemption of all $275.0 million aggregate principal amount of our Existing Senior Secured Notes. The redemption of the Existing Senior Secured Notes is conditioned upon the receipt of net proceeds from one or more debt financing transactions in an aggregate amount at least equal to the amount required to pay the redemption price. We intend to satisfy and discharge our obligations under the indenture governing the Existing Senior Secured Notes (the “Existing Senior Secured Notes Indenture”) concurrently with the closing of this offering and the drawdown of the New Revolving Credit Agreement. Upon such satisfaction and discharge, all of the restrictive covenants contained in the Existing Senior Secured Notes Indenture will cease to have effect and all of the collateral for the Existing Senior Secured Notes under the Existing Senior Secured Notes Indenture and the related security documents will automatically be released.

Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number at this location is (317) 817-6100. Our website is www.cnoinc.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NYSE under the symbol “CNO.”

THE OFFERING
The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the Notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.
Issue
CNO Financial Group, Inc., a Delaware corporation
Notes offered
$800.0 million aggregate principal amount of senior notes, consisting of:
•
$     million aggregate principal amount of     % Senior Notes due 2020; and

•
$     million aggregate principal amount of     % Senior Notes due 2025

Maturity dates
           , 2020 for the 2020 Notes; and
           , 2025 for the 2025 Notes.
Interest rates
    % per annum for the 2020 Notes; and
    % per annum for the 2025 Notes.
Interest payment dates
Interest on the Notes will be paid semi-annually on             and             of each year, beginning on            , 2015.
Ranking
The Notes will be CNO’s senior unsecured obligations and will rank equally with CNO’s other senior unsecured and unsubordinated debt from time to time outstanding, including obligations under our New Revolving Credit Agreement. The Notes will be effectively subordinated to all of CNO’s existing and future indebtedness that is secured, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of CNO’s subsidiaries.
As of March 31, 2015, on an adjusted basis after giving effect to the offering and the Concurrent Transactions:
•
CNO would have had approximately $900.0 million in aggregate principal amount of total indebtedness, none of which would have been secured and all of which would have been equal in right of payment to the Notes; and

•
CNO’s subsidiaries would have had approximately $24.4 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities), all of which would be structurally senior to the Notes.

Optional Redemption
The 2020 Notes may be redeemed at CNO’s option, in whole or from time to time in part, at any time, at a redemption price equal to the greater of:
•
100% of the principal amount of the 2020 Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes to be redeemed (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the “Description of Notes”) plus        basis points.

Prior to 2025 (three months prior to the maturity date of the 2025 Notes), the 2025 Notes may be redeemed at CNO’s option, in whole or from time to time in part, at any time, at a redemption price equal to the greater of:
•
100% of the principal amount of the 2025 Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the “Description of Notes”) plus        basis points.

In addition, the 2025 Notes may be redeemed at CNO’s option, in whole or from time to time in part, at any time on or after            , 2025 (three months prior to the maturity date of the 2025 Notes), at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed.
CNO will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.
Repurchase at the Option of the Holders Upon Change of Control Repurchase
Event
If CNO experiences a Change of Control Repurchase Event (as defined in the “Description of Notes”), CNO will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of such repurchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control Repurchase Event.”

Certain Covenants
The indenture that will govern the Notes (the “Indenture”) will contain covenants for your benefit. These covenants will restrict our ability, with certain exceptions, to:
•
incur certain subsidiary indebtedness without also guaranteeing the Notes;

•
create liens;

•
enter into sale and leaseback transactions; and

•
consolidate or merge with or into other companies or transfer all or substantially all of our assets.

These covenants will be subject to a number of important qualifications and exceptions. See “Description of Notes.”
No Listing; No Prior Market
CNO does not intend to list the Notes on an securities exchange of automated dealer quotation system. The Notes are a new issue of securities and there is currently no established trading market for the Notes. An active or liquid market may not develop for the Notes.
Additional Notes
CNO may, without notice to or consent of the holders of any series of Notes, create and issue further notes ranking equally and ratably in all respects with the Notes of any series, so that such further notes will be consolidated and form a single series with the corresponding series of Notes and will have the same terms as to status, redemption or otherwise as the corresponding series of Notes.
Use of Proceeds
We estimate that the aggregate net proceeds from this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, will be approximately $     million.
We intend to use the net proceeds from this offering, together with borrowings under the New Revolving Credit Agreement, (i) to repay all amounts outstanding under our Existing Senior Secured Credit Agreement, (ii) to redeem and satisfy and discharge all of our outstanding Existing Senior Secured Notes and (iii) to pay fees and expenses related to this offering and the Concurrent Transactions. Any remaining amounts will be used for general corporate purposes, including share repurchases. See “Use of Proceeds.”
Risk Factors
You should carefully consider all information in, or incorporated by reference into, this prospectus supplement. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus supplement for a discussion of risks relating to an investment in the Notes. Please read that section carefully before you decide whether to invest in the Notes.

Summary Historical Consolidated Financial and Operating Data
The following table sets forth summary historical consolidated financial and operating data for CNO Financial Group, Inc. as of the dates and for the periods indicated. We have prepared the summary financial and operating data, other than statutory data, in conformity with GAAP (the “GAAP Data”). We have derived the summary GAAP Data: (i) as of December 31, 2013 and December 31, 2014 and for the three years ended December 31, 2014 from our audited consolidated financial statements incorporated by reference into this prospectus supplement; (ii) as of December 31, 2012 from our audited consolidated financial statements contained in our Form 10-K for the year ended December 31, 2012, which have not been incorporated by reference into this prospectus supplement; (iii) as of March 31, 2015 and for the three months ended March 31, 2014 and March 31, 2014 from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement; and (iv) as of March 31, 2014 from our unaudited consolidated financial statements contained in our Form 10-Q for the three months ended March 31, 2014, which have not been incorporated by reference into this prospectus supplement.
In the opinion of management, the unaudited financial data for interim periods reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year.
We have derived the statutory data from the statements filed by our insurance subsidiaries with regulatory authorities and have prepared the statutory data in accordance with statutory accounting practices, which vary in certain respects from GAAP.
The data for the twelve months ended March 31, 2015 have been derived by subtracting the data for the three months ended March 31, 2014 from the data for the year ended December 31, 2014, and adding the corresponding data for the three months ended March 31, 2015.
The as adjusted net operating income for the twelve months ended March 31, 2015 gives effect to this offering and the Concurrent Transactions as if they had occurred on April 1, 2014 and the as adjusted debt to total capital ratio (excluding accumulated other comprehensive income) as of March 31, 2015 gives effect to this offering and the Concurrent Transactions as if they had occurred on March 31, 2015.
The data should be read in conjunction with the sections entitled “Presentation of Financial Data; Non-GAAP Financial Measures,” “Use of Proceeds” and “Capitalization” included in this prospectus supplement as well as the information set forth under “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014 and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2015
	2012	2013	2014	2014	2015
	(amounts in millions, except ratios)
Statement of Operations Data:
Insurance policy income	$2,755.4	$2,744.7	$2,629.7	$685.9	$636.5	$2,580.3
Net investment income	1,486.4	1,664.0	1,427.4	369.0	316.7	1,375.1
Net realized investment gains	81.1	33.4	36.7	23.4	8.9	22.2
Total revenues	4,342.7	4,476.1	4,144.7	1,084.7	978.3	4,038.5
Interest expense	114.6	105.3	92.8	24.6	21.5	89.7
Total benefits and expenses	4,187.0	4,171.3	3,969.6	1,254.3	896.0	3,611.3
Income (loss) before income taxes	155.7	304.8	175.1	(169.6)	82.3	427.0
Income tax (benefit) expense	(65.3)	(173.2)	123.7	58.4	29.5	94.8
Net income (loss)	221.0	478.0	51.4	228.0	52.8	332.2
Balance Sheet Data – at Period End:
Total investments(a)	$27,959.3	$27,151.7	$24,908.3	$23,804.8	$25,498.5	$25,498.5
Assets of CLIC held for sale(b)	—	—	—	4,346.3	—	—
Total assets	34,131.4	34,780.6	31,184.2	34,458.7	31,595.8	31,595.8
Notes payable – direct corporate obligations(c)	1,004.2	856.4	794.4	844.1	774.8	774.8
Liabilities of CLIC held for sale(d)	—	—	—	4,122.6	—	—
Total liabilities	29,082.1	29,825.4	26,496.0	29,748.5	26,841.2	26,841.2
Shareholders’ equity	5,049.3	4,955.2	4,688.2	4,710.2	4,754.6	4,754.6

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2015
	2012	2013	2014	2014	2015
	(amounts in millions, except ratios)
Statutory Data-at Period End:
Statutory capital and surplus	$1,560.4	$1,711.9	$1,654.4	$1,769.8	$1,651.5	$1,651.5
Asset valuation reserve	222.2	233.9	203.1	227.8	219.1	219.1
Total statutory capital and surplus and asset valuation reserve	1,782.6	1,945.8	1,857.5	1,997.6	1,870.6	1,870.6
Other Key Metrics:
Net operating income(e)	$213.4	$238.2	$276.9	$59.9	$60.1	$277.1
EBIT(e)	401.1	413.8	471.3	103.1	103.5	471.7
Debt to total capital ratio(f)	20.7%	16.9%	17.1%	17.6%	16.9%	16.9%
Statutory Net Gain from Operations before Net Realized Capital Gains(g)	$337.4	$367.5	$382.5	$92.2	$78.8	$369.1
Aggregate RBC Ratio(h)	367%	410%	431%	427%	428%	428%
As Adjusted Twelve Months Ended March 31, 2015
(amounts in millions, except ratios)
Other Key Metrics – As Adjusted:
Net operating income(e)	$273.6
Debt to total capital ratio(f)	19.2%

(a)
Total investments at March 31, 2014 exclude the investments of CLIC. Such investments are included in the “assets of CLIC held for sale” at March 31, 2014 (which was prior to the completion of the sale on July 1, 2014).

(b)
Total assets of CLIC are included in “assets of CLIC held for sale” at March 31, 2014 (which was prior to the completion of the sale on July 1, 2014).

(c)
Notes payable — direct corporate obligations consist of indebtedness outstanding under our Existing Senior Secured Credit Facility, our Existing Senior Secured Notes, our 7.0% Senior Convertible Debentures due 2016 (the remaining $3.5 million principal amount of which were repurchased on May 30, 2014 for a purchase price of  $3.7 million) and unamortized discount on our Senior Secured Credit Agreement.

(d)
Total liabilities of CLIC are included in “liabilities of CLIC held for sale” at March 31, 2014 (which was prior to the completion of the sale on July 1, 2014).

(e)
EBIT and net operating income are non-GAAP measures which are calculated as set forth below.

We present EBIT and net operating income because our management believes that these performance measures are better indicators of the ongoing businesses and trends in our business. Net operating income is presented as earnings before: (i) the net loss on the sale of CLIC and gain (loss) on reinsurance transactions; (ii) the earnings of CLIC prior to being sold (net of taxes); (iii) net realized investment gains or losses, net of related amortization and taxes; (iv) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (v) fair value changes related to the agent deferred compensation plan, net of taxes, (vi) loss on extinguishment or modification of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets; and (viii) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities, net of taxes. Management believes such measure is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company’s underlying fundamentals. Net realized investment gains or losses, net of related amortization and taxes, include: (i) gains or losses on the sales of investments; (ii) other-than-temporary impairments recognized through net income; and (iii) changes in fair value of certain fixed maturity investments with embedded derivatives. EBIT is presented as net operating income excluding corporate interest expense and tax expense on operating income. In addition, management uses these non-GAAP financial measures in its budgeting process, financial analysis of segment performance and in assessing the allocation of resources. We believe these non-GAAP financial measures enhance an investor’s understanding of our financial performance and allows them to make more informed judgments about the Company as a whole. These measures also highlight operating trends that might not otherwise be transparent. However, EBIT and net operating income are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as measures of our operating performance or any other measures of performance derived in accordance with GAAP. In addition, EBIT and net operating income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBIT and net operating income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Our definitions and calculation of EBIT and net operating income are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Net operating income, as adjusted, adjusts for assumed interest expense for the twelve months ended March 31, 2015 as if this offering and the Concurrent Transactions had occurred on April 1, 2014.
The table below reconciles EBIT and net operating income to net income (loss), the corresponding GAAP measure.
	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2015
	2012	2013	2014	2014	2015
EBIT:
Bankers Life	$300.9	$310.5	$386.9	$84.2	$82.2	$384.9
Washington National	148.8	140.6	111.2	31.1	28.5	108.6
Colonial Penn	(8.6)	(12.5)	0.8	(6.2)	(5.9)	1.1
Other CNO Business:
Losses from the long-term care business reinsured effective December 31, 2013	(9.2)	(8.0)	—	—	—	—
Overhead expense of CLIC allocated to other segments effective January 1, 2014	(20.5)	(19.6)	—	—	—	—
EBIT from business segments continuing after the CLIC sale	411.4	411.0	498.9	109.1	104.8	494.6
Corporate operations, excluding corporate interest expense	(10.3)	2.8	(27.6)	(6.0)	(1.3)	(22.9)
EBIT	401.1	413.8	471.3	103.1	103.5	471.7
Corporate interest expense	(66.2)	(51.3)	(43.9)	(11.1)	(10.5)	(43.3)
Operating earnings before taxes	334.9	362.5	427.4	92.0	93.0	428.4
Tax expense on operating income	121.5	124.3	150.5	32.1	32.9	151.3
Net operating income	213.4	238.2	276.9	59.9	60.1	277.1
Net loss on sale of CLIC and gain (loss) on reinsurance transactions	—	(63.3)	(269.7)	(298.0)	—	28.3
Earnings of CLIC prior to being sold (net of taxes)	(31.1)	25.5	15.2	6.7	—	8.5
Net realized investment gains or losses (net of related amortization and taxes)	53.0	16.8	21.4	13.6	(1.4)	6.4
Fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities (net of related amortization and taxes)	(1.8)	23.0	(23.4)	(7.2)	(8.3)	(24.5)
Fair value changes related to our agent deferred compensation plan (net of taxes)	(6.5)	10.2	(17.4)	—	—	(17.4)
Loss on extinguishment or modification of debt (net of taxes)	(177.5)	(64.0)	(0.4)	—	—	(0.4)
Changes in the valuation allowance for deferred tax assets	171.5	301.5	54.9	—	—	54.9
Other	—	(9.9)	(6.1)	(3.0)	2.4	(0.7)
Net income (loss)	$221.0	$478.0	$51.4	$(228.0)	$52.8	$332.2

(f)
The debt to total capital ratio (excluding accumulated other comprehensive income) is a non-GAAP financial measure which is calculated as set forth below. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income. Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. However, this measure does not replace the corresponding GAAP measure.

The amounts set forth below under “As Adjusted, March 31, 2015” are calculated as if this offering and the Concurrent Transactions had occurred on March 31, 2015. Accordingly, notes payable — direct corporate obligations on an as adjusted basis as of March 31, 2015, have increased to reflect the increase in total debt and shareholders’ equity has decreased by $23.7 million to reflect the loss on extinguishment of debt.
	Year Ended December 31,			Three Months Ended March 31,		As Adjusted March 31, 2015
	2012	2013	2014	2014	2015
	(amounts in millions, except ratios)
Debt to Total Capital Ratio:
Notes payable – direct corporate obligations	$1,004.2	$856.4	$794.4	$844.1	$774.8	$900.0
Total shareholders’ equity	5,049.3	4,955.2	4,688.2	4,710.2	4,754.6	$4,729.9
Total capital	$6,053.5	$5,811.6	$5,482.6	$5,554.3	$5,529.4	$5,629.9
Debt to total capital ratio	16.6%	14.7%	14.5%	15.2%	14.0%	16.0%
Debt to Total Capital Ratio (excluding accumulated other comprehensive income):
Notes payable – direct corporate obligations	$1,004.2	$856.4	$794.4	$844.1	$774.8	$900.0
Total shareholders’ equity	5,049.3	4,955.2	4,688.2	4,710.2	4,753.6	4,729.9
Less accumulated other comprehensive income	(1,197.4)	(731.8)	(825.3)	(766.2)	(934.2)	(934.2)
Total capital as adjusted	$4,856.1	$5,079.8	$4,657.3	$4,788.1	$4,594.2	$4,695.7
Debt to total capital ratio (excluding accumulated other comprehensive income)	20.7%	16.9%	17.1%	17.6%	16.9%	19.2%

(g)
Based on statutory accounting practices prescribed or permitted by regulatory authorities for CNO’s insurance subsidiaries after appropriate elimination of intercompany accounts among such subsidiaries. Such accounting practices differ from GAAP.

(h)
Our New Revolving Credit Agreement will require that we maintain an aggregate RBC ratio in excess of 250%. The aggregate RBC ratio will be calculated quarterly as one-half of the ratio of  (a) the aggregate Total Adjusted Capital for CNO’s insurance subsidiaries (as defined by the applicable regulator of each of CNO’s insurance subsidiaries), to (b) the aggregate Authorized Control Level Risk-Based Capital for such insurance subsidiaries (as defined by the applicable regulator of each of CNO’s insurance subsidiaries).

Ratio of Earnings to Fixed Charges
	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(i)	1.52x	1.75x	1.40x	1.87x	1.62x	2.44x

(i)
Earnings available for fixed charges consist of pre-tax income from operations and fixed charges. Fixed charges consist of interest expense on corporate debt, interest expense on investment borrowings and borrowings related to variable interest entities, interest added to policyholder account balances and the interest portion of rental expense (which is estimated to be 33% of rental expense).

Risk Factors
Your investment in the Notes involves risks. You should carefully consider the risks described below, the risks described under the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus supplement where we describe additional uncertainties associated with our business. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risks Relating to Our Indebtedness and the Notes
The Notes will not be guaranteed by our subsidiaries and, as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries.
The Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the Notes or our other indebtedness.
In the event of any default by any subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate that indebtedness so that all amounts become due and payable prior to that subsidiary distributing amounts to us that could have been used to make payments on the Notes. In addition, if we caused any insurance company subsidiary to pay a dividend to us to pay obligations on the Notes, and that dividend were determined to have been either made in breach of the relevant corporate laws or a fraudulent transfer, holders of the Notes may be required to return the payment to that subsidiary’s creditors. As of March 31, 2015, on an as adjusted basis after giving effect to this offering and the Concurrent Transactions, our subsidiaries would have had approximately $24.4 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities) that would have been structurally senior to the Notes.
Accordingly, our obligations under the Notes will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including insurance policy-related liabilities, and you, as holders of the Notes, should look only to our assets for payment under the Notes.
The Notes will not be secured and will be subject to prior claims of our secured creditors. Any future collateral securing the Notes may not provide you with meaningful protection. If a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.
The Notes will not be secured by any of our assets and will be effectively junior in right of payment to the extent of the realizable value of any collateral pledged with respect to any secured indebtedness. As of March 31, 2015, on an as adjusted basis after giving effect to this offering and the Concurrent Transactions, we would have had approximately $900.0 million of total Indebtedness, none of which would have been secured indebtedness. The indenture permits us and our subsidiaries to incur additional secured debt under specified circumstances. Our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsubordinated creditors, including trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.
Our substantial debt obligations could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.
We have a significant amount of indebtedness. As of March 31, 2015, on an as adjusted basis after giving effect to this offering and the Concurrent Transactions, our indebtedness would have been approximately $900.0 million.
Subject to the limits contained in agreements governing our outstanding indebtedness, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Our high level of debt could have important consequences to the holders of the Notes, including the following:
•
making us more vulnerable to unfavorable economic conditions and a reduction in our revenues;

•
making it more difficult for us to satisfy our obligations with respect to the Notes, the New Revolving Credit Facility and our other debt;

•
limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•
exposing us to the risk of increased interest rates under certain of our borrowings, including borrowings under our revolvers, which are at variable rates of interest;

•
limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy, or other purposes, including incurring additional indebtedness;

•
making it more difficult for us to pursue strategic acquisitions, joint ventures, alliances and collaborations;

•
placing us at a disadvantage compared to other, less leveraged competitors; and

•
increasing our cost of borrowing.

Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Some of these factors are beyond our control. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we may be required to refinance our debt or to dispose of assets to obtain funds for such purpose. We cannot assure you that debt refinancing or asset dispositions could be completed on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of our debt instruments.
The indenture governing the Notes contain covenants that restrict our and certain of our subsidiaries’ ability to incur liens, dispose of capital stock of our insurance subsidiaries, enter into sale and leaseback transactions or consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person and the ability of certain of our subsidiaries to incur indebtedness without also guaranteeing the Notes. Our failure to comply with any of these covenants could result in the acceleration of our outstanding indebtedness. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance our debt. Even if new financing is made available to us, it may not be available on acceptable or reasonable terms. An acceleration of our indebtedness would impair our ability to operate as a going concern.
We and our subsidiaries may be able to incur substantial additional debt. This could further exacerbate the risks associated with our current debt levels.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes and our other agreements governing our debt do not prohibit us or our subsidiaries from incurring additional debt. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and our ability to satisfy our obligations with respect to the Notes could be adversely affected.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.
Our ability to make payments on and to refinance our indebtedness, including the 2020 Notes and the 2025 Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.
If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before the respective maturity dates thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to complete any of these actions, if necessary, on commercially reasonable terms or at all. A downturn in the economy will put increasing pressure on our revenue, cash flows and operating margins and consequently our ability to service our substantial debt. In addition, our ongoing restructuring activities will require certain cash outlays that may put further pressure on our cash flows.
Our ability to restructure or refinance our indebtedness, including the Notes, will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the Notes.
In addition, if we are unable to meet our debt service obligations under the Notes, the holders of the Notes would have the right to cause the entire principal amount of Notes to become immediately due and payable. If the amounts outstanding under these instruments are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our debt holders, including holders of the Notes.
Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition, and we may not be able to make payments on the Notes.
Any default under any of the agreements relating to our outstanding indebtedness and the remedies sought by the holders of such indebtedness could prevent us from paying principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. Additionally, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of certain of our other indebtedness, holders of Notes could declare all amounts outstanding under the Notes immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure any of our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.
Federal and state statutes allow courts, under specific circumstances, to void the Notes.
Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Notes could be voided, or claims in respect of the Notes could be subordinated to all of our other debts if, among other things, we, at the time we incurred the indebtedness evidenced by the Notes:
•
were insolvent or rendered insolvent by reason of such indebtedness;

•
were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital;

•
intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by us pursuant to the Notes could be voided and required to be returned to us, or to a fund for the benefit of our creditors. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:
•
the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets;

•
if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•
we could not pay our debts as they become due.

Although we believe that we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature, there can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.
We may not have sufficient funds to repurchase the Notes or any of our other securities upon a change of control repurchase event.
We must offer to purchase all the Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date, upon the occurrence of a change of control if a rating decline of the Notes occurs directly as a result of a change of control and such decline occurs within a specified period of time after public notice of a change of control or the intention to effect a change of control. See “Description of the Notes — Repurchase at the Option of Holdings — Change of Control Repurchase Event” for a more complete description of the repurchase obligations. There can be no assurance that we will have sufficient funds available at the time of any change of control to repurchase the Notes that might be outstanding. The covenant requiring us to repurchase the Notes will, unless consents are obtained, require us to repay all indebtedness outstanding. Our ability to repurchase the Notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes. Our inability to pay for your Notes that are tendered for repurchase could result in your receiving substantially less than the principal amount of the Notes.
One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of  “all or substantially all” of our capital stock or assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of an offer to repurchase all of a portion of the Notes held by such holder may be impaired. If we are required to repurchase the Notes pursuant to a change of control offer we could require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms or at all.
The Notes are a new issue of securities, and the trading market for the Notes may be limited.
The Notes are not currently, and in the future will not be, listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell your Notes will be favorable. To the extent the Notes are traded, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for these Notes. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes.
Even if a trading market for the Notes does develop, you may not be able to sell your Notes at a particular time, if at all, or you may not be able to obtain the price you desire for your Notes. The liquidity of any market for the Notes will depend on a number of factors, including:
•
the number of holders of Notes;

•
our operating performance and financial condition;

•
our perceived business prospects;

•
our credit rating;

•
the market for similar securities;

•
the interest of securities dealers in making a market in the Notes; and

•
general economic conditions, including prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the Notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the Notes.
The limited covenants in the indenture governing the Notes will not provide protection against significant events that could adversely impact your investment in the Notes.
The indenture governing the Notes contain limited covenants, including those restricting our and our subsidiaries’ ability to incur certain liens, enter into sale and leaseback transactions and consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person, and in the case of certain subsidiaries, incur indebtedness without also guaranteeing the Notes. These covenants are subject to important exceptions and qualifications. See “Description of Notes — Certain Covenants.” In addition, the indenture governing the Notes do not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit our ability to incur additional indebtedness;

•
restrict our ability to repurchase or prepay our securities;

•
restrict our ability to engage in transactions with affiliates; or

•
make other payments in respect of our common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Notes.
The Notes will initially be rated by Standard & Poor’s Ratings Services and/or Moody’s Investors Service, Inc. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant.

Use of Proceeds
We estimate that the aggregate net proceeds from this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, will be approximately $    million.
We intend to use the net proceeds from this offering, together with borrowings under the New Revolving Credit Agreement, (i) to repay all amounts outstanding under our Existing Senior Secured Credit Agreement, (ii) to redeem and satisfy and discharge all outstanding Existing Senior Secured Notes and (iii) to pay fees and expenses related to this offering and the Concurrent Transactions. Any remaining amounts will be used for general corporate purposes, including share repurchases.
The following table sets forth the estimated sources and uses of proceeds in this offering and the Concurrent Transactions, assuming that this offering and the Concurrent Transactions had closed on March 31, 2015. The actual amounts may differ at the time of the consummation of this offering and the Concurrent Transactions.
Sources		Uses
(In millions)
Borrowings under New Revolving Credit Agreement(1)	$100.0	Repayment of Existing Senior Secured Credit Agreement(3)	$502.4
Notes offered hereby(2)	800.0	Redemption of Existing Senior Secured Notes(4)	304.6
		Estimated fees and expenses(5)	13.0
		General corporate purposes	80.0
Total sources	$900.0	Total uses	$900.0

(1)
The New Revolving Credit Agreement will be a $150.0 million four-year revolving credit facility. See “Description of Other Indebtedness — New Revolving Credit Agreement.”

(2)
Represents the aggregate principal amount of the Notes offered hereby.

(3)
Consists of payment of  $389.8 million of borrowings under the existing six-year term loan facility and $112.5 million of borrowings under the existing four-year term loan facility, plus approximately $0.1 million of accrued interest on such borrowings. Borrowings under the existing six-year term loan facility bear interest at 3.75% and mature on September 30, 2018 and borrowings under the existing four-year term loan facility bear interest at 3.00% and mature on September 30, 2016.

(4)
Includes $275.0 million in aggregate principal amount of the Existing Senior Secured Notes, plus a redemption premium of approximately $20.8 million and $8.8 million of accrued interest. The Existing Senior Secured Notes mature on October 1, 2020. Assuming the redemption date is June 10, 2015, we expect that the aggregate total consideration payable in respect of the redemption of the Existing Senior Secured Notes, including approximately $3.4 million of accrued and unpaid interest, will be approximately $296.3 million, which is lower than the amount set forth in the table above as of March 31, 2015 primarily due to an interest payment on April 1, 2015.

(5)
Consists of estimated fees and expenses related to this offering and the Concurrent Transactions, including legal, accounting and advisory fees. These estimates are subject to change. The actual fees and expenses incurred as part of this offering and the Concurrent Transactions may be greater or less than our current estimates.

Affiliates of certain of the underwriters act as agents and/or lenders under our Existing Senior Secured Credit Agreement and hold certain of our Existing Senior Secured Notes, and will receive a portion of the net proceeds of this offering in connection with the repayment of our Existing Senior Secured Credit Agreement and the redemption of the Existing Senior Secured Notes. See “Underwriting.”

Capitalization
The following table sets forth CNO’s cash and investments and its consolidated total capitalization as of March 31, 2015:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the Concurrent Transactions.

This table should be read in conjunction with the information set forth under “Use of Proceeds” and “Description of Other Indebtedness” included in this prospectus supplement as well as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, incorporated herein by reference.
	As of March 31, 2015
	Actual	As Adjusted
	(dollars in millions)
CNO’s cash and investments(1)	$311.0	$391.0
Debt:
Existing Senior Secured Credit Agreement(2)	$502.3	$—
New Revolving Credit Agreement(3)	—	100.0
Existing Senior Secured Notes(4)	275.0	—
Notes offered hereby	—	800.0
Unamortized discount on Existing Senior Secured Credit Agreement	(2.5)	—
Total debt	774.8	900.0
Shareholders’ equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized; 198,631,949 shares issued and outstanding)	2.0	2.0
Additional paid-in capital	3,648.1	3,648.1
Accumulated other comprehensive income	934.2	934.2
Retained earnings(5)	169.3	145.6
Total shareholders’ equity	4,753.6	4,729.9
Total capitalization	$5,528.4	$5,629.9

(1)
On an actual basis, includes $73.7 million of cash and money markets, $120.5 million of liquid fixed income investments and $116.8 million of equity securities.

(2)
The assumed repayment of outstanding borrowings under the Existing Senior Secured Credit Agreement would result in an after-tax debt extinguishment charge of  $7.1 million if such repayment had been completed on March 31, 2015. The Existing Senior Secured Credit Agreement will be repaid in full and terminated in connection with this offering.

(3)
The New Revolving Credit Agreement will provide for a $150.0 million four-year term revolving credit facility. See “Description of Other Indebtedness — New Revolving Credit Agreement.” On the closing date of this offering, we expect to draw $100.0 million under the revolving credit facility which would result in $50.0 million available for additional borrowings.

(4)
The assumed redemption of all outstanding Existing Senior Secured Notes would result in an after-tax debt extinguishment charge of  $16.6 million if such repayments had been completed on March 31, 2015. The Existing Senior Secured Notes will be redeemed in full and satisfied and discharged in connection with this offering.

(5)
On an as adjusted basis, retained earnings reflects a $23.7 million reduction for the loss on the extinguishment of the Existing Senior Secured Credit Agreement and the Existing Senior Secured Notes.

Ratio of Earnings to Fixed Charges
The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement. During the periods indicated, we had no outstanding shares of preferred stock, and accordingly, our ratio of earnings to fixed charges is the same as our ratio of earnings to fixed charges and preferred dividends for all periods indicated.
Earnings available for fixed charges consist of pre-tax income from operations and fixed charges. Fixed charges consist of interest expense on corporate debt, interest expense on investment borrowings and borrowings related to variable interest entities, interest added to policyholder account balances and the interest portion of rental expense (which is estimated to be 33% of rental expense).
	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	1.52x	1.75x	1.40x	1.87x	1.62x	2.44x

DESCRIPTION OF OTHER INDEBTEDNESS
The following description is a summary of the material provisions of the New Revolving Credit Agreement, which CNO expects to enter into as of the closing date of this offering. The Existing Senior Secured Credit Agreement will be repaid in full and terminated and the Existing Senior Secured Notes will be redeemed in full and satisfied and discharged in connection with this offering.
New Revolving Credit Agreement
General
We expect to enter into a New Revolving Credit Agreement with KeyBank National Association, as administrative agent, and the lenders party thereto. KeyBank National Association, RBC Capital Markets and Goldman Sachs Bank USA are acting as joint lead arrangers and joint bookrunners for the New Revolving Credit Agreement and RBC Capital Markets and Goldman Sachs Bank USA are acting as joint syndication agents for the New Revolving Credit Facility. The expected key terms of the New Revolving Credit Agreement (which are not yet finalized and could change) are described below. Such description is not complete and is qualified in its entirety by reference to the complete text of the credit agreement, a copy of which will be made available upon request as described under “Where You Can Find More Information.”
We expect that the New Revolving Credit Agreement will provide for an unsecured $150.0 million revolving facility (the “Revolving Facility”) maturing on the fourth anniversary of the closing date. We expect that an amount of the Revolving Facility of up to $5.0 million will be available for the issuance of letters of credit by KeyBank National Association or any other lender to be agreed. In addition, we expect that a portion of the Revolving Facility in an amount of up to $5.0 million will be available as swingline loans. We expect to draw up to $100.0 million under the Revolving Facility on the closing date of this offering, which would result in $50.0 million available for additional borrowings, and which will be used, together with the proceeds from this offering, to (i) repay all amounts outstanding under our Existing Senior Secured Credit Agreement, (ii) redeem and satisfy and discharge all outstanding Existing Senior Secured Notes and (iii) pay fees and expenses incurred in connection with the foregoing. Any remaining amounts will be used for general corporate purposes.
Incremental Facility
On or before the maturity date of the Revolving Facility, we will have the right, but not the obligation, to increase the amount of the Revolving Facility with the consent of increasing lenders by increasing the Revolving Facility in an aggregate principal amount not to exceed $50.0 million under terms and conditions to be determined, provided that there are no events of default and (b) the satisfaction of certain other conditions and the delivery of certain documentation to be agreed.
Interest Rate
We expect that the interest rates under the Revolving Facility will be based on, at our option (in most instances), a floating base rate, plus an applicable margin to be agreed, or a eurodollar rate, plus an applicable margin to be agreed. In addition, the daily average undrawn portion of the Revolving Facility will accrue a commitment fee from the closing date, payable quarterly in arrears. The applicable margin for, and the commitment fee applicable to, the Revolving Facility, will be determined from time to time pursuant to a ratings based pricing grid. In addition, a fronting fee, in an amount to be agreed on the aggregate face amount of the outstanding letters of credit, will be payable to the issuers of such letters of credit.
Covenants
We expect that the New Revolving Credit Agreement will contain financial, affirmative and negative covenants that we believe are usual and customary for this type of transaction. We expect that the negative covenants in the New Revolving Agreement will include, among other things and subject to customary baskets, exceptions and limitations for facilities of this type: subsidiary debt; liens; restrictive agreements; restricted payments during the continuance of an event of default; disposition of assets and sales and lease-backs; transactions with affiliates; change in business; fundamental changes; modification of certain agreements; and changes to fiscal year.
Events of Default
We expect that the events of default under the New Revolving Credit Agreement will include, without limitation, nonpayment, breach of representations, warranties or covenants; cross-default and cross-acceleration; bankruptcy and insolvency events; judgment defaults; actual or asserted invalidity of documentation with respect to the new revolving credit facility; change of control; and customary ERISA defaults.

DESCRIPTION OF NOTES
CNO Financial Group, Inc. (the “Company”) will issue the Notes (as defined below) under an indenture dated            , 2015, between itself and Wilmington Trust, National Association, a national banking association, as trustee (the “Base Indenture”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between itself and Wilmington Trust, National Association, as trustee of the Notes (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This description of Notes is intended to be an overview of the material provisions of the Notes and the Indenture. Since this description of Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. A copy of the Indenture is available upon request from the Company.
The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain definitions.” When used in this section, the terms “CNO,” “the Company” “we,” “our” and “us” refer solely to CNO Financial Group, Inc. and not to its Subsidiaries.
General
The initial offering of the Notes will be for $             in aggregate principal amount of       % senior notes due 2020 (the “2020 Notes”) and $             in aggregate principal amount of      % senior notes due 2025 (the “2025 Notes”) and, together with the 2020 Notes, the “Notes”). We may issue an unlimited principal amount of additional notes having identical terms and conditions as either series of Notes (the “Additional Notes”), provided that any such Additional Notes that are not fungible with the applicable series of Notes we are currently offering for United States federal income tax purposes will be issued with a different CUSIP Number than the CUSIP Number issued with respect to the applicable series of Notes we are currently offering. Any Additional Notes will be part of the same issue as the applicable series of Notes that we are currently offering and will vote on all matters with the holders of the applicable series of Notes. Each series of Notes (and any Additional Notes relating to such series) will constitute a series of debt securities under the Base Indenture. We may issue an unlimited amount of other series of debt securities under the Base Indenture.
Principal, Maturity and Interest
Interest on the 2020 Notes will be payable at      % per annum. Interest on the 2025 Notes will be payable at      % per annum. Interest on the Notes will be payable semi-annually in cash in arrears on             and             of each year, commencing on            , 2015. The Company will make each interest payment to the Holders of record of the applicable series of Notes on the immediately preceding             and            . Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: CNO Financial Account Administrator; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in minimum denominations of  $2,000 and any integral multiple of  $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Ranking
The Notes will be general unsecured obligations of the Company. As a result, the Notes will rank:
•
equally in right of payment with all existing and future senior and unsubordinated indebtedness of the Company, including obligations under our New Revolving Credit Agreement;

•
senior in right of payment to all future indebtedness of the Company that is by its terms expressly subordinated to the Notes, if any;

•
be effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to any indebtedness or obligations of our Subsidiaries.

As of March 31, 2015, on an as adjusted basis after giving effect to this offering and the Concurrent Transactions:
•
the Company would have had approximately $900.0 million in aggregate principal amount of total Indebtedness, none of which would have been secured indebtedness that would have been effectively senior to the Notes; and

•
our Subsidiaries would have had approximately $24.4 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities) that would have been structurally senior to the Notes.

On the Issue Date, the Notes will not be Guaranteed by any Subsidiary of the Company. The Notes will be structurally subordinated to all liabilities and obligations of our Subsidiaries. Claims of creditors of our Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, claims of policyholders and claims of preferred stockholders (if any) of our Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes. See “Risk Factors — Risks Relating to Our Indebtedness and the Notes — The Notes will not be guaranteed by our subsidiaries and, as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries.”
Sinking Fund
There are no mandatory sinking fund payment obligations with respect to the Notes.
Optional Redemption
We may redeem the 2020 Notes in whole at any time or in part from time to time, at our option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to the greater of  (i) 100% of the principal amount of the 2020 Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments (as defined below) on the 2020 Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate (as defined below) plus       basis points, plus accrued and unpaid interest on such 2020 Notes being redeemed to, but not including, the redemption date.
Prior to            , 2025 (three months prior the maturity date of the 2025 Notes), we may redeem the 2025 Notes in whole at any time or in part from time to time, at our option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to the greater of  (i) 100% of the principal amount of the 2025 Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the 2025 Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus       basis points, plus accrued and unpaid interest on such 2025 Notes being redeemed to, but not including, the redemption date. On or after            , 2025 (three months prior the maturity date of the 2025 Notes), we may on any one or more occasions redeem all or a part of the 2025 Notes, at our option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed, plus accrued and unpaid interest on such 2025 Notes being redeemed to, but not including, the redemption date.

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date.
In determining the redemption price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.
“Independent Investment Banker” means Goldman, Sachs & Co. and Royal Bank of Canada and their respective successors, and, at our option, other investment banking firms of national standing selected by us.
“Reference Treasury Dealer” means Goldman, Sachs & Co. and Royal Bank of Canada and their respective successors, and, at our option, other primary U.S. government securities dealers in New York City selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption (excluding accrued but unpaid interest to the related redemption date).
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Trustee shall have no obligation to calculate or verify the calculation of the present values of the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.
If less than all of the Notes of a particular series are to be redeemed at any time, the Trustee will select the Notes of such series for redemption in compliance with the requirements of DTC, or if the Notes of such series are not held through DTC or DTC prescribes no method of selection, on a pro rata basis or by lot, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of  $2,000 in aggregate principal amount of less shall be redeemed in part. Notices of redemption will be sent by electronic submission (for Notes held in book-entry form) or first class mail at least 15 but (except as set forth in the next paragraph) not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.
Notices of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions, including, but not limited to, the consummation of an acquisition or financing transaction or equity offering. In addition, if such redemption is subject to satisfaction of one or more conditions, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company’s may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note if such Notes are held in physical form. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
The Company and its affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.
Repurchase at the Option of Holders — Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless the Company at such time has given notice of redemption as described above under the caption “Optional Redemption” with respect to all outstanding Notes of a particular series and all conditions to such redemption have either been satisfied or waived, each holder of Notes of such series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of  $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Repurchase Event, unless the Company at such time has given notice of redemption as described under the caption “Optional Redemption” with respect to all outstanding Notes of a particular series, the Company will send a notice to each holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase all Notes of such series on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. If a Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)
accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a minimum principal amount of  $2,000 or an integral multiple of  $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The Company will not be required to make a Change of Control Offer with respect to a particular series of Notes upon a Change of Control Repurchase Event if  (1) a third party makes the Change of Control Offer with respect to such Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Indenture with respect to such series of Notes as described above under the caption “Optional Redemption” at any time prior to 30 days following any Change of Control Repurchase Event, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The Change of Control Payment Date may, at the Company’s discretion, be delayed until such time as any condition shall be satisfied, or that such Change of Control Repurchase Event may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.
“Change of Control” means the occurrence of any of the following:
(1)
any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)
the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary of the Company; or

(3)
the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Investment Grade” means (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent in respect of the Rating Category of any Rating Agencies.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of a series of Notes has decreased by one or more gradations, gradations within Rating Categories (+ and- for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“Ratings Event” means (i) if the applicable series of Notes are rated by one or both Rating Agencies as Investment Grade, a decrease in the rating of the applicable series of Notes so that such Notes are rated below Investment Grade by both Rating Agencies, (ii) if the applicable series of Notes are rated below Investment Grade by both Rating Agencies, a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the applicable series of Notes by both Rating Agencies or (iii) a withdrawal of the rating of the Notes by both Rating Agencies, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the earlier of  (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the applicable series of Notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.
“S&P” means Standard & Poor’s Ratings Group.
The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of  “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
The agreements governing the Company’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control and repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control Repurchase Event could cause a default under these other agreements, even if the Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control Repurchase Event occurs at a time when the Company is prohibited from purchasing Notes, the Company could attempt to refinance the borrowings that contain such prohibition. If the Company does not repay those borrowings, the Company will remain prohibited from purchasing Notes. In that case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors — Risks Relating to Our Indebtedness and the Notes — We may not have sufficient funds to repurchase the Notes or any of our other securities upon a change of control repurchase event.”
If holders of not less than 90% in aggregate principal amount of the outstanding Notes of a particular series tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes of such series validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption date.

Future Subsidiary Guarantees
None of the Company’s Subsidiaries will Guarantee the Notes on the Issue Date. Except under the limited circumstances described under “Certain Covenants — Limitation on Subsidiary Debt” below, no Subsidiary will be required to be a Subsidiary Guarantor in the future. The operations of the Company are conducted through its Subsidiaries and, therefore, the Company depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company’s Subsidiaries, except to the extent any such Subsidiary becomes a Subsidiary Guarantor. Any right of the Company to receive assets of any of its Subsidiaries upon the Subsidiary’s liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that the Company is itself recognized as a creditor of the Subsidiary, in which case the claims of the Company would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Company.
Any future Subsidiary Guarantees required to guarantee the Notes pursuant to the covenant described under “Certain Covenants — Limitation on Subsidiary Debt” will be joint and several obligations of the Subsidiary Guarantors. The obligations of any future Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.
Any future Subsidiary Guarantor may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets taken as a whole, in one or more related transactions, to another Person, unless:
(1)
(A) the Subsidiary Guarantor is the surviving entity or (B) the entity (if other than the Subsidiary) formed by the consolidation or into which the Subsidiary Guarantor is merged or the entity that acquires all or substantially all of the properties and assets of the Subsidiary Guarantor expressly assumes all the obligations of that Subsidiary Guarantor under its Subsidiary Guarantee and the indenture; and

(2)
immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing.

The Subsidiary Guarantee of any future Subsidiary Guarantor will be automatically released:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(2)
in connection with any sale or other disposition of Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;

(3)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the caption “Satisfaction and Discharge of the Indenture; Defeasance;” or

(4)
upon the release or discharge of the Guarantee by such Subsidiary Guarantor of all Indebtedness of the Company or any Subsidiary or the repayment of all such Indebtedness, in each case, which resulted in an obligation to provide a Subsidiary Guarantee.

Certain Covenants
Set forth below are summaries of certain covenants applicable to the Notes contained in the Indenture.
Limitation on Liens
The Company will not, nor will it permit any of its Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) that secures any Indebtedness on any properties or assets of the Company or such Subsidiary, without securing the Notes and any Subsidiary Guarantees (together with, at the option of the Company, any other Indebtedness of the Company or such Subsidiary ranking equally in right of payment with the Notes and any Subsidiary Guarantees) equally and ratably with or, at the option of the Company, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the Notes and any Subsidiary Guarantees under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes and any Subsidiary Guarantees under this covenant.
“Lien” means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, and any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute, other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement).
“Permitted Liens” means:
(1)
Liens securing Indebtedness on any properties or assets of the Company or any Subsidiary used or useful in a Related Business existing at the time of its acquisition and Liens created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of  (a) the acquisition or completion of construction or completion of reconstruction, renovation, remodeling, expansion or improvement (each, an “improvement”) of such properties or assets or (y) the placing in operation of such properties or assets after the acquisition or completion of any such construction or improvement;

(2)
Liens on properties or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, the Company or any of its Subsidiaries or it otherwise becomes a Subsidiary of the Company; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of the Company and (b) such Lien extends only to the properties or assets or shares of Capital Stock or Indebtedness of such Person (and Subsidiaries of such Person);

(3)
Liens securing Indebtedness in favor of the Company and/or one or more of its Subsidiaries;

(4)
Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5)
Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6)
Liens existing on the Issue Date;

(7)
Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to all or part of substantially the same property or assets which secured the Lien extended, renewed, refinanced, refunded or replaced and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(8)
Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(9)
Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or effecting a satisfaction and discharge of any Indebtedness of the Company or any of its Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(10)
Liens securing Indebtedness, that when taken together with the principal amount of all Indebtedness then outstanding and incurred pursuant to clause (17) under the “— Limitation on Subsidiary Debt” covenant and secured pursuant to this clause (10), not to exceed an aggregate principal amount of  $150.0 million, as of the date such Indebtedness is incurred;

(11)
Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)
Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 90 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(13)
Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs, revenue and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance, general insurance and other insurance laws and old age pensions and or other types of social security or retirement or similar laws and regulations;

(14)
Liens on stock, partnership or other equity interests in any joint venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a joint venture to secure Indebtedness contributed or advanced solely to that joint venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;

(15)
Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(16)
minor survey exceptions, ground leases, easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(17)
Liens encumbering customary initial deposits and margin deposits, and other Liens that are incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(18)
leases, licenses, subleases and sublicenses of assets (including, without limitation real property and intellectual property rights) that do not materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(19)
judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(21)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(24)
Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25)
Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(26)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27)
Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness incurred to finance the payment of premiums on the insurance policies subject to such Liens;

(28)
statutory, common law or contractual Liens of landlords;

(29)
Liens on any cash earnest money deposit made by the Company or any Subsidiary in connection with any letter of intent or acquisition agreement;

(30)
Liens in favor of credit card processors granted in the ordinary course of business;

(31)
Liens securing cash management obligations incurred in the ordinary course of business;

(32)
Liens on assets of any Insurance Subsidiaries securing obligations under transactions entered into in connection with Permitted Portfolio Investments; or

(33)
Liens securing Indebtedness of any Subsidiary that is permitted pursuant to clauses (15) or (16) of the second paragraph of the covenant described under “— Limitation on Subsidiary Debt.”

Any Lien permitted under clauses (1) through (33) above that secures Indebtedness shall also be permitted to secure any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness associated with such Indebtedness.
Limitation on Subsidiary Debt
The Company will not permit (a) any of its Insurance Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness or (b) any of its Subsidiaries that are not

Insurance Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Company under clause (a) or (b), “Subsidiary Debt”), without, in the case of clause (b), Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.
The restrictions in the foregoing paragraph shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
(1)
Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with or into any such Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any such Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other such Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)
Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any Indebtedness was not incurred in contemplation thereof;

(3)
Indebtedness owed to the Company or any Subsidiary of the Company;

(4)
Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(5)
Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within ten business days within its incurrence;

(6)
reimbursement obligations incurred in the ordinary course of business;

(7)
client advances and deposits received in the ordinary course of business;

(8)
Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or- pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (1) through (7) or this clause (8), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business;

(9)
Indebtedness outstanding on the Issue Date after the consummation of the offering of the Notes and the Concurrent Transactions and any Permitted Refinancing Indebtedness in exchange for or the net proceeds of which are used to renew, refund, replace, defease or discharge any Indebtedness existing on the Issue Date after the consummation of the offering of the Notes and the Concurrent Transactions or referred to in clauses (1) or (2) above;

(10)
Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into to fix, manage or hedge interest rate, currency or commodity exposure of the Company or any Subsidiary and not for speculative purposes;

(11)
Indebtedness in connection with third party insurance premium financing arrangements not to exceed $20.0 million at any one time outstanding;

(12)
guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business

(13)
any Surplus Debentures issued by any Insurance Subsidiary to the Company or any of its Subsidiaries that remain outstanding on the Issue Date, and extensions, renewals or replacements thereof;

(14)
Permitted Transactions entered into by Insurance Subsidiaries in connection with Permitted Portfolio Investments;

(15)
non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business (x) existing or arising under swap contracts entered into by Insurance Subsidiaries or (y) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(16)
Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business; or

(17)
Indebtedness not otherwise permitted hereunder in an aggregate principal amount at any time outstanding, that when taken together with the principal amount of all Indebtedness then outstanding secured by Liens pursuant to clause (10) under the “— Limitation on Liens” covenant, not to exceed $150.0 million for the Company and its Subsidiaries.

For purposes of determining compliance with this “— Limitation on Subsidiary Debt” covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant under clauses (1) through (17) above) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Subsidiary Debt described in clauses (1) through (17) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories; and (iii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. dollar equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. dollar equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. dollar equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that any Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the fair market value of such assets at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

The Company will cause each Subsidiary that creates, assumes, incurs, Guarantees or otherwise becomes liable for or suffers to exist any Indebtedness in reliance on clause (b) of the first paragraph above under the “— Limitation on Subsidiary Debt” covenant to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary will fully and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis and all other obligations under the Indenture. The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.
“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.
“CMOs” means Notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.
“Department” means, with respect to any Insurance Subsidiary, the governmental authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.
“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
(1)
Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)
endorsements of negotiable instruments and documents in the ordinary course of business;

(3)
an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common stock of the Company;

(4)
a deposit of funds in connection with an acquisition; provided that either such acquisition is consummated by or through a Subsidiary or such deposit is returned to the Person who made it;

(5)
an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and

(6)
licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of any Subsidiary of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Subsidiary Debt; provided that:
(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subsidiary Debt renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Subsidiary Debt the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity that is (a) equal to or greater than the remaining weighted average life to maturity of, the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)
if the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)
such Subsidiary Debt is incurred either by the Subsidiary of the Company that was the obligor on the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or any other Subsidiary that guaranteed such Subsidiary Debt and is guaranteed only by Persons who were obligors on such Subsidiary Debt.

“Permitted Portfolio Investments” means Investments by the Insurance Subsidiaries made in the ordinary course of business.
“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or nonapproval), (f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs and (g) repurchase agreements or similar agreements entered into with a financial institution pursuant to which any Insurance Subsidiary sells Cash Equivalents or other securities to such financial institution and agrees to repurchase such Cash Equivalents or other securities at a specified purchase price at a future date.
“Surplus Debentures” means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.
Limitation on Sale and Leaseback Transactions
The Company will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person pursuant to which the Company or any of its Subsidiaries leases any properties or assets of the Company or such Subsidiary that has been or is to be sold or transferred by the Company or the Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the properties or assets of the Company or such Subsidiary to be leased, without equally and ratably securing the Notes and the Subsidiary Guarantees, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.
In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in “— Limitation on Liens” above:
(1)
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)
leases between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company;

(3)
leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by the Company) of the subject property and the Company applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes or other debt securities to the trustee for cancellation; and

(4)
leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of  (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of  “Capital Lease Obligation.”
Limitation on Disposition of Stock
As long as any Notes are outstanding, the Company will not, and it will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of Capital Stock of any Insurance Subsidiary, or any securities convertible into or exercisable or exchangeable for shares of Capital Stock of any Insurance Subsidiary, or warrants, rights or options to subscribe for or purchase shares of Capital Stock of any

Insurance Subsidiary, unless such issuance, sale, transfer or other disposition is: (i) for at least fair value (as determined by the Board of Directors of the Company acting in good faith), (ii) to the Company or any wholly-owned Subsidiary of the Company, (iii) required by any regulation or order or any governmental regulatory authority or (iv) for the purpose of qualifying directors.
Notwithstanding anything to the contrary above, the Company may (i) merge or consolidate any of its Subsidiaries (including any Insurance Subsidiary) into or with another of the Company’s wholly-owned Subsidiaries and (ii) sell, transfer or otherwise dispose of the Company’s business in accordance with “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Provision of Financial Information
So long as any Notes are outstanding, the Company will provide to the Trustee and the registered Holders, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that to the extent such reports are filed with the Commission and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee or the Holders.
In addition, if at any time any direct or indirect parent company of the Company becomes a guarantor of the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be provided to the Trustee and the registered Holders (or filed with the Commission) pursuant to this covenant may, at the option of the Company, be provided (or filed with the Commission) by and be those of such parent rather than the Company.
Consolidation, Merger, Conveyance, Transfer or Lease
The Indenture provides that the Company may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
(A) the Company is the continuing corporation or (B) the entity (if other than the Company) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes payment of the principal of and any premium and interest on all the Notes and the performance of all the Company’s covenants applicable to the Notes;

(2)
immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing;

(3)
if the entity formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is not the Company, each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; and

(4)
the Company has delivered to the Trustee the required an Officer’s Certificate and an opinion of counsel that such transaction complies with the applicable provisions of the Indenture.

The predecessor company will be released from its obligations under the Indenture and the Person formed by or surviving any such consolidation or merger (if other than Company, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be so released.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
This “Consolidation, Merger, Conveyance, Transfer or Lease” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries. Clause (2) of the first paragraph of this covenant will not apply to (a) the Company consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Company’s Subsidiaries for any purpose, (b) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary for any purpose (provided that, in the event that such Subsidiary is a Subsidiary Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Company or another Subsidiary Guarantor) or (c) the Company merging with or into an Affiliate solely for the purpose of reincorporating in another jurisdiction.
Events of Default
Each of the following is an “Event of Default”:
(1)
default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligations under “Certain Covenants — Consolidation, Merger, Conveyance, Transfer or Lease” or “Repurchase at the Option of Holders — Change of Control Repurchase Event”;

(4)
default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or under the Notes or the Subsidiary Guarantees and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(5)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)
is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(b)
results in the acceleration of such Indebtedness prior to its stated final, maturity (the “cross-acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more (or its foreign currency equivalent);
(6)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7)
failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of  $75.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect (the “judgment default provision”); and

(8)
any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and the Company fails to cause such Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.
If an Event of Default (other than an Event of Default described in clause (6) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the requisite holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if  (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
If an Event of Default described in clause (6) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if  (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes or the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or the Subsidiary Guarantees or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
The Indenture provides that if a Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee will send to each Holder notice of the Default within 90 days after the Trustee obtains such knowledge. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2015), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.
Amendment, Supplement and Waiver
Without the consent of any Holders, the Company, any Subsidiary Guarantor or the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture with respect to either series of Notes for any of the following purposes:
(1)
to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor, as applicable, in the Indenture and the Notes;

(2)
to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(3)
to add additional Events of Default;

(4)
to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)
to provide for or confirm the issuance of additional debt securities in accordance with the terms of the Indenture;

(7)
to add a Subsidiary Guarantor or to release a Subsidiary Guarantor in accordance with the Indenture;

(8)
to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)
to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders of the applicable series of Notes in any material respect, as determined in good faith by the Board of Directors of the Company;

(10)
to conform the text of the Indenture or the Notes to any provision of this “Description of Notes”; or

(11)
to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes with respect to a particular series, the Company, any Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes of such series or of such Notes or of modifying in any manner the rights of the Holders of the Notes of such series under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note of such series affected thereby:
(1)
change the fixed maturity of any Note of such series or of any installment of interest on any Note of such series, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof, or change the date on which any Notes of such series may be subject to redemption (except those provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders — Change of Control Repurchase Event”) or reduce the redemption price therefor,

(2)
reduce the percentage in aggregate principal amount of the outstanding Notes of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)
modify or change any provision of the Indenture affecting the ranking of the Notes of such series in a manner adverse to the Holders of the Notes of such series,

(4)
modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note of such series affected thereby,

(5)
modify any Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders of the Notes, or

(6)
release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except in compliance with the terms thereof.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of either series may on behalf of the Holders of all the Notes of such series waive any past default under the Indenture and its consequences, except a default:
(1)
in any payment in respect of the principal of  (or premium, if any) or interest on any Notes of such series, or

(2)
in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.

Satisfaction and Discharge of the Indenture; Defeasance
The Company may terminate its obligations and the obligations of any Subsidiary Guarantors under the Indenture with respect to either series of Notes when:
(1)
either: (A) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)
the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums then due and payable under the Indenture by the Company with respect to the Notes of such series;

(3)
the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(4)
the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be; and

(5)
the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge of such series of Notes have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes of either series and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees relating the Notes of such series (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:
(1)
the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)
the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)
the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Subsidiary Guarantors’ obligations in connection with the Indenture,

(4)
the Company’s right of optional redemption, and

(5)
the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have the obligations of the Company and any Subsidiary Guarantors released with respect to certain covenants in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default with respect to the applicable series of Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under “Events of Default” will no longer constitute an Event of Default with respect to such series of Notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes of either series:
(1)
the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)
in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)
in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)
no Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)
such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is a party is bound; and

(6)
the Company shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) or (3) above with respect to a defeasance or covenant defeasance need not to be delivered if all Notes of such series not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
The Trustee
Wilmington Trust, National Association, the Trustee of the Notes under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee or its affiliates from time to time may extend credit to and transact other business with the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
The Holders of a majority in principal amount of the outstanding Notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such series or exercising any trust or power conferred on the Trustee with respect to such Notes, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture with respect to the Notes of either series at the request or direction of any of the holders of the Notes of such series pursuant to the Indenture, unless such holders shall have provided to the Trustee security or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity or (iii) any holder of equity in the Trustee.
No Personal Liability of Stockholders, Partners, Officers or Directors
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Governing Law
The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.
“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof or specified officers and employees of the Company to which the powers of such board have been lawfully delegated; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-2 by S&P and P-2 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Commission” means the Securities and Exchange Commission.
“Company” means CNO Financial Group, Inc., and any successor thereto.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)
currency exchange, interest rate or commodity swap agreements (whether from fixed to floating or from floating to fixed), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to manage, hedge or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the security register.
“Indebtedness” means, with respect to any specified Person, any indebtedness (including principal and premium) of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker’s acceptances;

(4)
representing Capital Lease Obligations;

(5)
representing the deferred and unpaid balance of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)
representing any interest rate Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset owned by the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business). Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include contingent obligations incurred in the normal course of business and not in respect of borrowed money.
“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.
“Issue Date” means            , 2015.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any other Vice President, the Secretary or the Treasurer of the Company.
“Officer’s Certificate” means a certificate signed by an Officer of the Company.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and, when used with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us provided that (i) Wendover Limited, (ii) RiskGrid Technologies Inc. (iii) CounterpartyLink Ltd., (iv) CreekSource LLC and (v) for the avoidance of doubt, Mill Creek CLO Ltd., Sugar Creek CLO Ltd., Cedar Creek CLO Ltd., Silver Creek CLO Ltd., Clear Creek CLO Ltd. and any other variable interest entity formed after the Issue Date shall not be considered a Subsidiary for any purpose of the Indenture.
“Subsidiary Guarantee” means the Guarantee by each Subsidiary Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.
“Subsidiary Guarantor” means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and its respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. Except where noted, this summary deals only with Notes that are held as capital assets by a non-U.S. holder who acquires the Notes upon original issuance at their initial offering price.
A “non-U.S. holder” means a beneficial owner of the Notes (other than a partnership) that is not for United States federal income tax purposes any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.
If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.
United States Federal Withholding Tax
Subject to the discussion of FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:
•
interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•
you are not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership;

•
you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•
either (a) you provide your name and address on an applicable Internal Revenue Service (“IRS”) Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

Subject to the discussion of FATCA below, the 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a Note.
United States Federal Income Tax
If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from 30% United States federal withholding tax, provided the certification requirements discussed above in “United States Federal Withholding Tax” are satisfied) generally in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such effectively connected gain will be taxed as described above in the previous paragraph; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case such gain will be subject to United States federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) net of certain United States source capital losses.

United States Federal Estate Tax
Your estate will not be subject to United States federal estate tax on Notes beneficially owned by you at the time of your death, provided that any payment to you on the Notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.
Information Reporting and Backup Withholding
Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments on the Notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “United States Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the Notes and, for a disposition of a Note occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. We, the underwriters, and our and their respective affiliates may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, with respect to many ERISA Plans.
The acquisition and/or holding of the Notes by an ERISA Plan with respect to which we or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the transaction. Each of these exemptions contains conditions and limitations on its application. Therefore, each person that is considering acquiring or holding the Notes in reliance on any of these, or any other, exemption should carefully review and consult with its legal advisors to confirm that it is applicable.

Because of the foregoing, the Notes should not be acquired or held by any person investing “plan assets” of any Plan unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of the Notes each purchaser and subsequent transferee of the Notes (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the Notes.

UNDERWRITING
The company and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Notes. Subject to certain conditions, each underwriter named below, for whom Goldman, Sachs & Co. and RBC Capital Markets LLC are acting as representatives, has severally agreed to purchase the principal amount of Notes indicated in the following table.
Underwriters	Principal Amount of 2020 Notes	Principal Amount of 2025 Notes
Goldman, Sachs & Co.	$	$
RBC Capital Markets, LLC
Barclays Capital Inc.
KeyBanc Capital Markets Inc.
Morgan Stanley & Co. LLC
Total:	$	$
The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price of up to           of the principal amount of 2020 Notes and up to           of the applicable principal amount of 2025 Notes. Any such securities dealers may resell any such Notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable public offering price of up to           of the principal amount of 2020 Notes and up to           of the principal amount of 2020 Notes. If all such Notes are not sold at the applicable offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Notes of each series are a new issue of securities with no established trading market. CNO has been advised by the underwriters that one or more of the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
CNO estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4.0 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.
CNO has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. We intend to use the net proceeds from this offering to repay all amounts outstanding under our Existing Senior Secured Credit Agreement and to redeem all of our outstanding Existing Senior Secured Notes. Affiliates of certain of the underwriters are lenders of our Existing Senior Secured Credit Agreement. In addition, affiliates of certain underwriters are expected to act as arrangers, agents and/or lenders under the New Revolving Credit Agreement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

VALIDITY OF SECURITIES
The validity of the Notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters with respect to the offering of the Notes will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to CNO Financial Group, Inc.’s Current Report on Form 8-K dated May 11, 2015 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of CNO Financial Group, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CNO Financial Group, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell, from time to time, in one or more offerings, any of the following securities:
•
debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•
shares of our common stock;

•
shares of our preferred stock;

•
depositary shares;

•
warrants to purchase our debt, common or preferred equity securities;

•
purchase contracts;

•
units; or

•
any combination of these securities.

In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “CNO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.
This prospectus provides a general description of these securities. We will provide the specific terms of the securities, including the names of any selling stockholders, if applicable, in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.
Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K (as it may be updated in any subsequently filed quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 11, 2015.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling stockholders, if applicable, and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. We also include in the prospectus supplement or any free writing prospectus where applicable, information about material United States federal income tax considerations relating to the securities. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement and any free writing prospectus, you should rely on the information in the prospectus supplement and any free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus filed with the SEC. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, unless otherwise specified or unless the context indicates otherwise, references in this prospectus to:
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“CNO” or the “holding company” refer only to CNO Financial Group, Inc. on an unconsolidated basis. Prior to its name change in May 2010, CNO was formerly known as Conseco, Inc., a Delaware corporation. CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with our bankruptcy reorganization which became effective on September 10, 2003; and

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“CNO Financial Group,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor and its subsidiaries on a consolidated basis.

References to “this prospectus” refer to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
CNO files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the New York Stock Exchange (the “NYSE”) under the symbol “CNO.” These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities covered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement and to the exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus and until the settlement of the offering(s) to which this prospectus relates:
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Annual Report on Form 10-K for the year ended December 31, 2014 (including portions of our Definitive Proxy Statement on Schedule 14A filed on March 26, 2015 that are incorporated by reference into Part III of our 2014 Form 10-K);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

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Current Reports on Form 8-K filed on March 12, 2015, May 6, 2015 (excluding Item 7.01 and related Exhibit 99.1) and May 11, 2015.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, phone number (317) 817-2893. You may also obtain the documents incorporated by reference into this prospectus as of the date hereof at CNO’s website, www.cnoinc.com. All other information contained on or accessible through CNO’s website is not a part of this document.

FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlook” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
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changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products;

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expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products;

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general economic, market and political conditions, including the performance of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

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the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

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our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

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our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

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the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

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mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products;

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changes in our assumptions related to deferred acquisition costs or the present value of future profits;

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the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

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our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

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changes in accounting principles and the interpretation thereof;

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our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

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our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems;

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performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges);

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our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

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our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

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our ability to maintain effective controls over financial reporting;

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our ability to continue to recruit and retain productive agents and distribution partners;

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customer response to new products, distribution channels and marketing initiatives;

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our ability to achieve additional upgrades of our financial strength ratings and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

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regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products;

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changes in the U.S. federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

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availability and effectiveness of reinsurance arrangements, as well as any defaults or failure of reinsurers to perform;

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the performance of third party service providers and potential difficulties arising from outsourcing arrangements;

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the growth rate of sales, collected premiums, annuity deposits and assets;

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interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

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events of terrorism, cyber-attacks, natural disasters or other catastrophic events, including losses from a disease pandemic;

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ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and

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the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

OUR COMPANY
CNO is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through three distribution channels: career agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing.
Prior to 2014, we managed our business through the following four operating segments and corporate operations: Bankers Life, Washington National and Colonial Penn, each of which were defined on the basis of product distribution; Other CNO Business, which was comprised primarily of products we no longer sell actively; and corporate operations, which was comprised of holding company activities and certain noninsurance company businesses. As a result of the sale of Conseco Life Insurance Company (“CLIC”) to Wilton Reassurance Company (“Wilton Re”), which was completed on July 1, 2014, and the coinsurance agreements to cede certain long-term care business effective December 31, 2013 (as further described in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated herein by reference), we have changed the manner in which we disaggregate our operations for making operating decisions and assessing performance as follows:
With respect to periods prior to 2014:
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the results of the Washington National segment have been adjusted to include the results of the business in the Other CNO Business segment that were retained;

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the results of the Other CNO Business segment have been adjusted to include only the long-term care business that was ceded effective December 31, 2013 and the overhead expense of CLIC that has continued, and is expected to continue, after the completion of the sale; and

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the CLIC business that was sold was excluded from our analysis of business segment results.

With respect to periods beginning on January 1, 2014:
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the overhead expense of CLIC that has continued, and is expected to continue, after the completion of the sale has been reallocated primarily to the Bankers Life and Washington National segments;

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there is no longer an Other CNO Business segment; and

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the CLIC business that was sold was excluded from our analysis of business segment results.

Additionally, with respect to periods after the completion of the sale of CLIC on July 1, 2014:
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the Bankers Life segment includes the results of certain life insurance business that was recaptured from Wilton Re in connection with the sale of CLIC; and

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the revenues and expenses associated with a transition services agreement and a special support services agreement with Wilton Re are included in our non-operating earnings. Under such agreements, we will receive $30 million in the twelve months ending June 30, 2015 (the first anniversary of the CLIC sale and recapture) and $20 million in the twelve months ending June 30, 2016 (the second anniversary of the CLIC sale and recapture). In addition, certain services will continue to be provided in the three years ending June 30, 2019 for an annual fee of  $0.2 million. The income we receive from these services agreements will offset certain of our overhead costs. If we are not successful in reducing our overhead costs to the same extent as the reduction in fees to be received from Wilton Re over the period of the agreements, our results of operations will be adversely affected.

Effective January 1, 2015, we changed our definition of operating income and operating income per diluted share to exclude the impact of fair market value changes related to the agent deferred compensation plan, since such impacts are not indicative of our ongoing business and trends in our business.

Our insurance segments are described below:
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Bankers Life, which markets and distributes Medicare supplement insurance, interest-sensitive life insurance, traditional life insurance, fixed annuities and long-term care insurance products to the middle-income senior market through a dedicated field force of career agents and sales managers supported by a network of community-based sales offices. The Bankers Life segment includes primarily the business of Bankers Life and Casualty Company. Bankers Life also has various distribution and marketing agreements with other insurance companies to use Bankers Life’s career agents to distribute Medicare Advantage and Medicare Part D prescription drug plan products in exchange for a fee.

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Washington National, which markets and distributes supplemental health (including specified disease, accident and hospital indemnity insurance products) and life insurance to middle-income consumers at home and at the worksite. These products are marketed through Performance Matters Associates of Texas, Inc., a wholly owned subsidiary, and through independent marketing organizations and insurance agencies including worksite marketing. The products being marketed are underwritten by Washington National Insurance Company (“Washington National”). This segment’s business also includes certain closed blocks of annuities and Medicare supplement policies which are no longer being actively marketed by this segment and were primarily issued or acquired by Washington National.

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Colonial Penn, which markets primarily graded benefit and simplified issue life insurance directly to customers in the senior middle-income market through television advertising, direct mail, the internet and telemarketing. The Colonial Penn segment includes primarily the business of Colonial Penn Life Insurance Company.

Our common stock is publicly traded on the New York Stock Exchange under the symbol “CNO.”
CNO is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number is (317) 817-6100. Our website is www.CNOinc.com. Information on or accessible through our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS
Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.
RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. During the periods indicated, we had no outstanding shares of preferred stock, and accordingly, our ratio of earnings to fixed charges is the same as our ratio of earnings to fixed charges and preferred dividends for all periods indicated.
Earnings available for fixed charges consist of pre-tax income from operations and fixed charges. Fixed charges consist of interest expense on corporate debt, interest expense on investment borrowings and borrowings related to variable interest entities, interest added to policyholder account balances and the interest portion of rental expense (which is estimated to be 33% of rental expense).
	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	1.52x	1.75x	1.40x	1.87x	1.62x	2.44x
USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. In the case of a sale of our common stock by any selling stockholders, we will not receive any of the proceeds from such a sale.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities and the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between us and Wilmington Trust, National Association, as trustee under which the debt securities will be issued. We have filed the indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture (see “— Consolidation, Merger or Sale” below), the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title of the series of debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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the maturity date(s);

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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provisions related to redemption or early repayment of the debt securities of our option;

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provisions related to notice of redemption, which such notice may, at our discretion, be subject to satisfaction of one or more conditions precedent (including, but not limited to, the completion of a transaction or an event such as an equity offering, debt offering or change of control of the Company);

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our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the authorized denominations;

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the form of the debt securities and whether the debt securities will be issued in definitive or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any changes in the trustee for such debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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the extent to which a secondary market for the debt securities is expected to develop;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange rate and conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange rate; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person is a corporation, trust, limited liability company, partnership or other entity organized under the laws of the United States or any State thereof or the District of Columbia that expressly assumes our obligations under each series of debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we shall not be discharged from all our obligations under the debt securities and the indenture except in the case of the sale of all of our assets.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of our assets.
The applicable prospectus supplement will describe any modifications of this covenant.
Events of Default
The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

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failure to make sinking fund payments, if any, when due in respect of that series;

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failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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certain events in bankruptcy or insolvency relating to us; or

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any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an Event of Default relating to certain events in our bankruptcy or insolvency occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of such default;

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the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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the requesting holders have offered the trustee indemnity for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing within 30 days following knowledge of the occurrence of any such default.
Transfer and Exchange
Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Discharge, Defeasance and Covenant Defeasance
Discharge.   The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series. We will be so discharged if the applicable series of debt securities either has become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that will provide money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, in accordance with the terms of the indenture and those debt securities.
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities (or provide additional collateral) and provide the terms and conditions for the release or substitution of the security (or additional collateral);

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evidence the assumption by a successor person of our obligations;

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make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders’ rights thereunder in any material respect or to surrender any right or power conferred upon us under the indenture;

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provide for addition of guarantees for the benefit of debt securities of any series or add a guarantor or an additional obligor under the indenture;

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add any additional Events of Default;

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cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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provide for uncertificated securities in addition to or in place of certificated securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

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provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

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conform any provision of the indenture, the securities of any series or any related security documents to the description of such securities contained in the prospectus, the applicable prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning our Relationship with the Trustee
From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with Wilmington Trust, National Association and its affiliates.

DESCRIPTION OF CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 8,000,000,000 shares of common stock, par value $0.01 per share, and 265,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized preferred shares, 2,000,000 are designated as Series C Junior Participating Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”). See “— Preferred Stock” and “— Second Amended Rights Agreement” below.
The following description of our capital stock is a summary. You should keep in mind, however, that it is our amended and restated certificate of incorporation, including any certificates of designations that are a part of our amended and restated certificate of incorporation, and our amended and restated by-laws and Delaware law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock.
Common Stock
Our common stock is listed on the NYSE under the symbol “CNO.” American Stock Transfer and Trust Company, LLC is the transfer agent and registrar for our common stock. All outstanding shares of common stock are fully paid and non-assessable.
In accordance with our Second Amended Rights Agreement (defined below), each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series C Preferred Stock and each share of common stock that we issue prior to the earlier of  (i) the date the preferred share purchase rights become exercisable and (ii) the expiration date of the Second Amended Rights Agreement, will be issued with an associated preferred share purchase right. See “— Second Amended Rights Agreement” below.
Dividends.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.
Voting.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of our stockholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share held by such holder on all matters voted upon by our stockholders.
Notwithstanding the voting rights granted to holders of common stock and preferred stock in our amended and restated certificate of incorporation or in any certificate of designations relating to any preferred stock, the voting rights of any stock held by any holder as of September 10, 2003, the effective date of our predecessor company’s plan of reorganization, are automatically reduced with respect to any particular stockholder vote or action by written consent to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any of our direct or indirect insurance company subsidiaries, provided that no such reduction reduces such voting rights, without such holder’s written consent:
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by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all stock entitled to vote or consent with respect to such vote or action, or

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to the extent that such holder’s acquisition of control or deemed acquisition of control of our direct and indirect insurance company subsidiaries has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries.

Board of Directors.   Except as otherwise provided in our amended and restated certificate of incorporation or any duly authorized certificate of designations of any series of preferred stock, directors are elected in accordance with the procedures and requirements prescribed by our amended and restated

by-laws. Our amended and restated by-laws provide that, except in the case of vacancies and newly created directorships resulting from any increase in the total number of directors, each director shall be elected by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) with respect to the directors at any meeting for the election of directors at which a quorum is present, provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Other.   Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Except as contemplated by our Second Amended Rights Agreement, holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments.
Preferred Stock
Each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series C Preferred Stock and each share of common stock that we issue prior to the earlier of the date such preferred share purchase rights become exercisable and the expiration date of the Second Amended Rights Agreement will be issued with an associated preferred share purchase right. See “— Second Amended Rights Agreement” below.
Second Amended Rights Agreement
On November 13, 2014 CNO entered into a Second Amended and Restated Section 382 Rights Agreement, dated as of November 13, 2014 with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”) and on April 22, 2015 CNO and the Rights Agent entered into a first amendment to such rights agreement (as amended, the “Second Amended Rights Agreement”). Our board of directors had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock that was paid to the stockholders of record as of the close of business on January 30, 2009 pursuant to that certain Section 382 Rights Agreement, dated as of January 20, 2009 (the “Original Rights Agreement”), which was amended and restated by that certain Amended and Restated Section 382 Rights Agreement, dated December 6, 2011 (the “First Amended Rights Agreement”), each between the Company and the Rights Agent. The following summary of the Second Amended Rights Agreement and the Rights is not complete. You should read the Second Amended Rights Agreement, which is an Exhibit to our Current Report on Form 8-K filed on November 13, 2014 and the Amendment to the Second Amended Rights Agreement, which is filed as an Exhibit to our Quarterly Report on Form 10-Q filed on May 5, 2015, for a full description of its terms.
The Second Amended Rights Agreement is intended to help protect the Company’s tax net operating loss carryforwards (“NOLs”). Our board of directors may redeem the Rights, as discussed more fully below. The Second Amended Rights Agreement is intended to act as a deterrent to any person (other than an Exempted Person (as defined below) or any person who has the status of a Threshold Holder (as defined below) on the date of the Second Amended Rights Agreement so long as such person does not increase its ownership above an additional 1% of Company 382 Securities (as defined below) then outstanding) from becoming or obtaining the right to become, a person who or which, together with all affiliates and associates of such person, is the beneficial owner of 4.99% or more of the shares of our common stock or any other class of Company 382 Securities then outstanding (each such person, a “Threshold Holder”), without the approval of our board of directors.
The Rights.   Pursuant to the Second Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred Stock of the Company at a price of  $70.00 per one one-thousandth of a share of Series C Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in the Second Amended Rights Agreement.
Until the close of business on the earlier of  (i) the tenth business day after the first date of a public announcement that a person (other than an Exempted Person or Grandfathered Person (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has become a Threshold Holder or

(ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of our common stock represented by the certificates for our common stock or uncertificated book entry shares outstanding as of the record date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights.
The Second Amended Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), new common stock certificates issued after the record date will contain a notation incorporating the Second Amended Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the record date, proper notice will be provided that incorporates the Second Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of shares of our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of our common stock (or uncertificated book entry shares) outstanding as of the record date, even without a notation incorporating the Second Amended Rights Agreement by reference (or such notice, in the case of uncertificated book entry shares) or a copy of the summary of rights included in connection with the Second Amended Rights Agreements, will also constitute the transfer of the Rights associated with the shares of our common stock represented by such certificate or uncertificated book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
Certain Definitions
“Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a person to qualify as a Threshold Holder and that is approved in advance by our board of directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382 (defined below).
“Company 382 Securities” shall mean our common stock and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)) (“Section 382”).
“Exempted Person” shall mean (i) the Company, (ii) any subsidiary of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any person (together with its affiliates and associates) whose status as a Threshold Holder will, in the sole judgment of our board of directors, not jeopardize or endanger the availability to the Company of its NOLs to be used to offset its taxable income in such year or future years (but in the case of any person determined by our board of directors to be an Exempted Person pursuant to this subparagraph (v) only for so long as such person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such NOLs, as determined by our board of directors in its good faith discretion) or (vi) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by our board of directors, any person who or which acquires Company 382 Securities from any such person.
“Grandfathered Person” shall mean any person who or which, together with all affiliates and associates of such person, was as of the date of the Second Amended Rights Agreement, the beneficial owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such person after the date of the Second Amended Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its affiliates and associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.
Exercisability.   The Rights will not be exercisable until the Distribution Date.
Transfer.   Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.
Expiration.   The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) the close of business on November 13, 2017, (ii) the repeal of Section 382 or any successor statute if our board of directors determines that the Second Amended Rights Agreement is no longer necessary for the preservation of tax benefits or (iii) the beginning of a taxable year of the Company to which our board of directors determines that no tax benefits may be carried forward (the “Final Expiration Date”), subject to (x) the extension of the Second Amended Rights Agreement by our board of directors by the amendment of the Second Amended Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.
Adjustments.   The Purchase Price payable, and the number of shares of Series C Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series C Preferred Stock, (ii) upon the grant to holders of the Series C Preferred Stock of certain rights or warrants to subscribe for or purchase Series C Preferred Stock at a price, or securities convertible into Series C Preferred Stock with a conversion price, less than the then current market price of the Series C Preferred Stock or (iii) upon the distribution to holders of the Series C Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series C Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The Rights are also subject to adjustment in the event of a stock dividend on our common stock payable in shares of our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.
Junior Participating Preferred Stock.   Shares of Series C Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series C Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of  (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of our common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of  $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of our common stock. Each share of Series C Preferred Stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.
In the event that the quarterly dividends or certain other dividends or distributions payable on the Series C Preferred Stock are in arrears, until such accrued and unpaid dividends or distributions are paid, the company may not redeem, purchase or declare and pay dividends on our common stock or preferred stock on parity with the Series C Preferred Stock.
Because of the nature of the Series C Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.
Effects of Triggering Events.   In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of our common stock and/or other securities or property having a market value of two times the Purchase Price.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock or the occurrence of an event described in the prior paragraph, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or a fractional share of Series C Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series C Preferred Stock or our common stock will be issued (other than fractions of Series C Preferred Stock which are integral multiples of one one-thousandth of a share of Series C Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series C Preferred Stock or our common stock on the last trading day prior to the date of exercise.
Redemption.   At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the Rights in whole, but not in part, at a price of  $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Second Amended Rights Agreement (the “Redemption Price”) payable, at the option of the Company, in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments.   For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Second Amended Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Second Amended Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
NOL Protective Amendment to our Certificate of Incorporation
On May 8, 2013 our stockholders approved the extension of an amendment to our amended and restated certificate of incorporation (the “NOL Protective Amendment”). The NOL Protective Amendment seeks to preserve the value of our NOLs by restricting any direct or indirect transfer if the effect would be to:
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increase the direct or indirect ownership of our stock by any person (or public group) from less than 4.99% to 4.99% or more of our common stock; or

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increase the percentage of our common stock owned directly or indirectly by a person (or public group) owning or deemed to own 4.99% or more of our common stock.

Transfers included under the transfer restrictions include sales to persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.99% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person to exceed such threshold. The transfer restrictions include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.
Our board of directors may establish, modify, amend or rescind by-laws, regulations and procedures of CNO for purposes of determining whether any transfer of common stock would jeopardize our ability to preserve and use the NOLs.
The NOL Protective Amendment will expire on the earlier of  (i) December 31, 2016, (ii) our board of directors’ determination that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute or (iii) the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward. The board of directors is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in the law if it determines in writing that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of tax benefits.
Additional Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws
In addition to shares of Series C Preferred Stock authorized in connection with our Second Amended Rights Agreement and our NOL Protective Amendment to our amended and restated certificate of incorporation, our amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing our future takeover or change of control unless the takeover or change of control is approved by our board of directors. These provisions may also render the removal of the current board of directors and of management more difficult. These provisions include:
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advance notice requirements for stockholder proposals and nominations; and

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the authority of our board of directors to issue, without stockholder approval, certain series of preferred stock with such terms as the board of directors may determine.

Anti-Takeover Effects of Certain Insurance Laws
The insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the voting power of our capital stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities, and shares of common stock and preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.
Redemption of Depositary Shares
If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 15, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if  (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.
We may issue warrants to purchase debt or common or preferred equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the terms of any mandatory or optional redemption provisions relating to the warrants;

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the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

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the identity of the warrant agent;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or common or preferred equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt or common or preferred equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.
DESCRIPTION OF UNITS
We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters, brokers or dealers, or through a combination of any such methods of sale. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The applicable prospectus supplement will set forth the terms of the offering, including the names of any selling stockholders, underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or the selling stockholders from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. The maximum compensation to be received by any participating Financial Industry Regulatory Authority (“FINRA”) member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also sell securities upon the exercise of rights that may be distributed to security holders.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we and/or the selling stockholders may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we and/or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We and/or the selling stockholders may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We will identify the specific plan of distribution, including any selling stockholders, underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement. In case of any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

VALIDITY OF THE SECURITIES
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon for us by our counsel, Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to CNO Financial Group, Inc.’s Current Report on Form 8-K dated May 11, 2015 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of CNO Financial Group, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$800,000,000
CNO Financial Group, Inc.
$                   % Senior Notes due 2020
$                   % Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.
RBC Capital Markets, LLC
Barclays
KeyBanc Capital Markets
Morgan Stanley